UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-11(c) or § 240.14a-12

GROUP 1 AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 16, 2007
Dear Fellow Stockholder:
     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Group 1 Automotive, Inc. to be held at 10:00 a.m., central time, on Thursday, May 17, 2007, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas.
     The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. Additionally, we will report on the business and financial performance of Group 1.
     It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit a proxy containing your voting instructions, as soon as possible, by telephone, through the Internet, or by signing, dating and mailing your proxy card, each in the manner described in the accompanying Proxy Statement. Our Board of Directors recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the meeting.
     We hope you will be able to join us at our Annual Meeting in Houston on May 17th.
Sincerely,
John L. Adams
Chairman of the Board

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 17, 2007
To the Stockholders of Group 1 Automotive, Inc.:
     The Annual Meeting of Stockholders of Group 1 Automotive, Inc. will be held on Thursday, May 17, 2007, at 10:00 a.m., central time, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas. At the meeting, we will consider and vote upon the following matters:
(1)	The election of three directors to serve until the 2010 Annual Meeting of Stockholders;

(2)	The approval of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan, which amends and restates the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, to, among other things, (i) increase the number of shares available for issuance under the plan from 5,500,000 to 6,500,000 shares, and (ii) extend the duration of the plan to March 8, 2017;

(3)	The ratification of the appointment by the Audit Committee of Ernst & Young LLP as independent registered public accounting firm of Group 1 for the year ended December 31, 2007; and

(4)	The consideration of any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.
     If you were a stockholder at the close of business on March 19, 2007, you are entitled to vote at the meeting. A list of stockholders is available and may be inspected during normal business hours prior to the annual meeting at the offices of Group 1, 950 Echo Lane, Suite 100, Houston, Texas 77024. The list of stockholders will also be available for your review at the annual meeting. In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.
     We cordially invite you to attend the annual meeting in person. Even if you plan to attend the meeting, we ask that you cast your vote as soon as possible. You may vote your shares in person at the meeting, by telephone, through the Internet or by mailing in a proxy card, each in the manner described in the accompanying proxy statement. You may revoke your proxy at any time prior to its exercise.
By Order of the Board of Directors,
Darryl M. Burman
Vice President, General Counsel & Corporate Secretary
Houston, Texas
April 16, 2007
IMPORTANT
Please VOTE by proxy card, telephone or Internet
whether or not you plan to attend the meeting.

About the Annual Meeting	1
Item 1 – Election of Directors	5
Board of Directors	5
Corporate Governance	7
Information about our Board of Directors and Committees	9
Audit Committee Report	16
Executive Officers	18
Compensation Discussion & Analysis	19
Report of the Compensation Committee	37
Director Compensation	38
Stock Ownership Information	40
Equity Compensation Plan Information	42
Compensation Committee Interlocks and Insider Participation	42
Transactions with Related Persons	42
Item 2 – Amendment and Restatement of the Group 1 Automotive, Inc. 1996 Stock Incentive Plan as the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan	45
Item 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	56
Voting of Shares Covered by Proxies	57
Other Matters	57
Stockholder Proposals for 2008 Annual Meeting	57
Exhibit A – Group 1 Automotive, Inc. 2007 Long Term Incentive Plan	A-1
 i

950 Echo Lane, Suite 100
Houston, TX 77024

PROXY STATEMENT

     These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc. for use at our 2007 Annual Meeting of Stockholders and at any adjournment of that meeting. The meeting will be held at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas, on Thursday, May 17, 2007, at 10:00 a.m., central time. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 16, 2007. Because many stockholders are unable to attend the meeting, our Board of Directors solicits proxies from our stockholders to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. We urge you to read carefully the material in this proxy statement.
ABOUT THE ANNUAL MEETING
What is the purpose of the meeting?
     At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of three directors, the approval of an amendment and restatement to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, the ratification of Ernst & Young LLP as our independent registered public accounting firm and consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal 2006 and respond to your questions.
Who is entitled to vote at the meeting?
     Only our stockholders as of 5:00 p.m., central time, on March 19, 2007, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting. On March 19, 2007, there were 24,414,705 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.
How many votes can I cast?
     You are entitled to one vote for each share of Group 1 common stock you owned at 5:00 p.m., central time, on March 19, 2007, on all matters presented at the meeting.
How do I vote my shares?
     If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can provide a proxy to be voted at the meeting by:
•	calling 1-866-540-5760;

•	using the Internet, at www.proxyvoting.com/gpi; or

•	mailing the enclosed proxy card.

     If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. Voting by telephone or by the Internet is expressly permitted in Delaware, our state of incorporation. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.
     If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number located on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Once you have voted in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted.
     If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange. Where a matter is not within your broker’s discretionary authority, such as Item 2 concerning the 2007 Long Term Incentive Plan, the shares held by the broker will not be voted without specific instructions from the beneficial owners. These so-called “broker non-votes” would be counted for the purposes of establishing whether a quorum is present; however, they would not be taken into account in determining the outcome of any non-routine proposals such as Item 2.
     If you vote by granting a proxy, Earl J. Hesterberg, our President and Chief Executive Officer, or John C. Rickel, our Senior Vice President and Chief Financial Officer, will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, Mr. Hesterberg or Mr. Rickel will vote those shares as recommended by our Board of Directors.
What is the difference between a stockholder of record and a “street name” holder?
     Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.
•	Stockholder of Record. If your shares are registered directly in your name with Mellon Investor Services, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

•	Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
How do I vote my shares in person at the meeting?
     If you are a stockholder of record, you may vote your shares by completing a ballot at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in “street name,” you may only vote those shares in person if you obtain a signed proxy from your broker or other nominee giving you the right to vote the shares.

Can I revoke my proxy?
     Yes. You can revoke your proxy at any time before it is exercised by:
•	submitting written notice of revocation to Darryl M. Burman, Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, Texas 77024;

•	submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	attending our meeting and voting your shares in person.
What vote is required to approve the election of directors?
     In the election of directors, you may either vote “FOR” the nominees or “WITHHOLD” your vote for the nominees. Abstentions will have no effect on the outcome of the election of the directors. Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. If a nominee receives a plurality of the votes cast, he will be elected to our Board of Directors.
What vote is required to approve the Group 1 Automotive, Inc. Long Term Incentive Plan?
     In voting on the amendment to the Incentive Plan, you may vote “FOR” the amendment, “AGAINST” the amendment or “ABSTAIN” from voting on the amendment. A majority of the votes represented at the Annual Meeting must be cast “FOR” the amendment to the Incentive Plan in order for the amendment to be approved at the Annual Meeting, provided that the New York Stock Exchange rules also require that at least a majority of outstanding shares vote with respect to this proposal. Abstentions and broker non-votes, if any, have the same effect as voting “AGAINST” the proposal.
     Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. Broker non-votes occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary authority to vote those shares under the applicable rules of the New York Stock Exchange.
What vote is required to approve the ratification of the appointment of Ernst & Young LLP as Group 1’s independent registered public accounting firm?
     In voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “FOR” the ratification, “AGAINST” the ratification or “ABSTAIN” from voting on the ratification. A majority of the votes represented at the Annual Meeting must be cast “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm in order for such ratification to be approved at the annual meeting. Abstentions and broker non-votes are not counted as votes cast with respect to the proposal.
How does the Board of Directors recommend I vote on the proposals?
     The Board of Directors recommends that you vote:
•	FOR each of the nominees for director set forth on page 5;

•	FOR the approval of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan, an amendment and restatement of the Group 1 Automotive, Inc. 1996 Stock Incentive Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

What is a quorum?
     A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card, vote by Internet or phone, or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.
May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
     You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 18, 2007. In addition, for a stockholder proposal, including a director nomination, to be considered at next year’s annual meeting, the written proposal must be received by us no earlier than February 17, 2008 and no later than March 8, 2008. Please read “Stockholder Proposals for 2008 Annual Meeting” on page 57 for a more detailed discussion of the requirements for submitting a stockholder proposal for consideration at next year’s annual meeting.

ITEM 1 — ELECTION OF DIRECTORS
     Our Restated Certificate of Incorporation provides for a classified Board of Directors. The directors are divided into three classes, with each class serving for a period of three years. As a result, the stockholders elect approximately one-third of the members of our Board of Directors annually. You are being asked to elect three Class II directors at this annual meeting to serve until the 2010 annual meeting, until his successor is elected and qualified or until the earlier of his death, resignation or removal. The term for our Class I directors expires in 2009, and the term for our Class III directors expires in 2008.
     In accordance with our bylaws, the three nominees who receive the greatest number of votes cast for election by our stockholders will be elected as directors. As a result, abstentions and votes “WITHHELD,” will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the annual meeting. Stockholders may not cumulate their votes in the election of our directors.
     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed in this proxy statement. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board of Directors may reduce the number of directors.
     The following table sets forth certain information, as of the date of this proxy statement, regarding the nominees and the other directors of Group 1.

		Director
	Position and Offices with Group 1	Since	Age
Class II Nominees
John L. Adams	Director, Chairman of the Board	1999	62
J. Terry Strange	Director	2003	63
Max P. Watson, Jr.	Director	2001	61

Class I Directors
Earl J. Hesterberg	Director, President and Chief Executive Officer	2005	53
Robert E. Howard II	Director	1997	60

Class III Directors
Louis E. Lataif	Director	2002	68
Stephen D. Quinn	Director	2002	51
BOARD OF DIRECTORS
Nominees for Election to Term Expiring 2010 (Class II Directors)
     John L. Adams
     Mr. Adams has served as non-executive Chairman of the Board since April 2005 and as one of our directors since November 1999. Mr. Adams served as Executive Vice President of Trinity Industries, Inc., one of North America’s largest manufacturers of transportation, construction and industrial products, from January 1999 through June 2005. He served as Vice Chairman of Trinity Industries from July 2005 through March 2007. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves on the Board of Directors of Trinity Industries, Inc. and as

Chairman of the Audit Committee and a member of the Risk Management Committee of American Express Bank, Ltd., a wholly-owned subsidiary of American Express Company. Mr. Adams serves as Chairman of the Board of Directors of the Children’s Medical Center of Dallas, as a Southwest Region Trustee for the Boys & Girls Clubs of America and on the University of Texas Chancellor’s Council and Business School Advisory Board.
     J. Terry Strange
     Mr. Strange has served as one of our directors since October 2003. In 2002, Mr. Strange retired from KPMG, LLP, an independent accounting firm, where he served from 1996 to 2002 as Vice Chairman, Managing Partner of U.S. Audit Practice and head of KPMG’s internal risk management program. From 1998 to 2002, Mr. Strange served as Global Managing Partner of Audit Business and a member of KPMG’s International Executive Committee. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the Securities and Exchange Commission, testifying before both bodies on issues impacting the auditing profession and SEC registrants. Mr. Strange serves on the Boards of Directors and the Audit Committees of Compass Bancshares, Inc., a financial institution; New Jersey Resources Corporation, a retail and wholesale energy service provider; and Newfield Exploration Company, an oil and gas exploration and production company. Mr. Strange also serves on the Board of Directors, the Audit Committee and the Compensation Committee of BearingPoint, Inc., a business consulting, systems integration and managed services firm.
     Max P. Watson, Jr.
     Mr. Watson has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., a leading provider of enterprise management solutions, from April 1990 to January 2001. He served as Chairman of the Board of BMC from January 1992 to April 2001. Mr. Watson is Chairman of the Board of Trustees of Texas Children’s Hospital.
Class I Directors
     Earl J. Hesterberg
     Mr. Hesterberg has served as President and Chief Executive Officer and as a director of Group 1 since April 2005. Prior to joining Group 1, Mr. Hesterberg served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company since October 2004. From July 1999 to September 2004, he served as Vice President, Marketing, Sales and Service for Ford of Europe. Mr. Hesterberg has also served as President and Chief Executive Officer of Gulf States Toyota, and held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe.
     Robert E. Howard II
     Mr. Howard, a co-founder of Group 1, has served as one of our directors since April 1997, and served as President of the Bob Howard Auto Group from November 1997 through November 2002. Mr. Howard has more than 32 years of experience in the automotive retailing industry. In January 2003, Mr. Howard purchased Mercedes-Benz of Oklahoma from us and now serves as a director and President of the dealership, which is unaffiliated with Group 1. From 1969 to 1977, he served in various management positions at franchised dealerships, many of which were acquired by Group 1. He was a recipient of the 1997 Time Magazine Quality Dealer Award and presently serves as a Commissioner of the Oklahoma Motor Vehicle Commission.
Class III Directors
     Louis E. Lataif
     Mr. Lataif has served as one of our directors since August 2002. He has served as Dean of the School of Management at Boston University since 1991 following a distinguished 27-year career with Ford Motor Company. While at Ford, he was named General Manager of Ford Division and elected a corporate Vice President, then Ford’s youngest officer, and served as President, Ford of Europe from l988 to l991. Mr. Lataif serves on the Boards of Directors of Magna Entertainment Corp., an owner and operator of thoroughbred racetracks, and Abiomed, Inc., a manufacturer and marketer of heart assist and replacement systems. He is also a member of the Board of Directors of Interaudi Bank and a member of the Board of Trustees of the Iacocca Foundation.
     Stephen D. Quinn
     Mr. Quinn has served as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co. in August 1981 where he specialized in Corporate Finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs & Co. Mr. Quinn also serves on the Board of Directors, the Audit Committee and the Credit Committee of Zions Bancorporation and on the Board of Directors, the Audit Committee and the Risk Management Committee of American Express Bank, Ltd., a wholly-owned subsidiary of American Express Company.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
     Our Board of Directors has adopted Corporate Governance Guidelines, which can be viewed on our website at www.group1auto.com, and you may obtain a printed copy of these guidelines by sending a written request to Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, TX 77024, Attn: Corporate Secretary. Among other matters, the guidelines include the following:
     Director Qualification Standards
•	The Nominating/Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to the Board. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skill and experience in the context of the needs of the Board.

•	The number of directors that constitutes the Board will be between three and nine. The Board believes that a smaller board generally functions more effectively than a large board as smaller boards generally promote greater participation by each board member, more effective and efficient decision making and greater individual accountability.

•	No director may serve on more than four other public company boards.
     Director Responsibilities
•	The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interests of Group 1 and its stockholders.

•	Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

•	Directors are encouraged to attend the annual meeting of stockholders.
     Director Access to Management and Independent Advisors
•	The Board and each committee of the Board have the power to hire independent legal, financial or other advisors as they may deem necessary.

•	The Board has full and free access to the officers and employees of Group 1 and welcomes regular attendance at each Board meeting of senior officers of Group 1.
     Chief Executive Officer Evaluation and Management Succession
•	The Compensation Committee will annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and set the compensation of the Chief Executive Officer.

•	The Nominating/Governance Committee will meet annually on succession planning.
     Annual Performance Evaluation, Director Orientation and Continuing Education
•	The Board will conduct an annual self-evaluation of itself and its committees.

•	All new directors must participate in an orientation program.

•	The Board will periodically allocate meeting time to receive information and updates on corporate governance issues, director best practices and legal and regulatory changes.
Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers
     The Board has adopted a code of ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial and accounting officers of Group 1. A copy of this code of ethics can be viewed on our Web site at www.group1auto.com. Any change to, or waiver from, this code of ethics will be disclosed on our Web site within five business days after such change or waiver. Among other matters, this code of ethics requires each of these officers to:
•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest in personal and professional relations;

•	avoid conflicts of interest and disclose any material transactions or relationships that reasonably could be expected to give rise to a conflict of interest;

•	work to ensure that Group 1 fully, fairly and accurately discloses information in a timely and understandable manner in all reports and documents that Group 1 files with the Securities and Exchange Commission and in other public communications made by Group 1;

•	comply with applicable governmental laws, rules and regulations; and

•	report any violations of the code to the Chief Executive Officer and the Chairman of the Audit Committee.
Code of Conduct
     The Board has adopted a code of conduct, which sets forth the standards of behavior expected of every employee, director and agent of Group 1. A copy of this code of conduct can be viewed on our Web site at www.group1auto.com. Among other matters, this code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical dealing with each other, with clients and vendors of Group 1, and with all other third parties;

•	respect for the rights of fellow employees and all third parties;

•	equal opportunity, regardless of age, race, sex, sexual orientation, color, creed, religion, national origin, marital status, veteran status, handicap or disability;

•	fair dealing with employees and all other third parties with whom Group 1 conducts business;

•	avoidance of conflicts of interest;

•	compliance with all applicable laws and regulations;

•	the safeguarding of Group 1 assets; and

•	the reporting of any violations of the code to the appropriate officers of Group 1.
INFORMATION ABOUT OUR
BOARD OF DIRECTORS AND COMMITTEES
     Our Board of Directors held five meetings and took two actions by unanimous written consent during 2006. During the year, our directors attended an average of 99% of the meetings of the Board of Directors and of the committees on which they served. Under our corporate governance guidelines, our directors are encouraged to attend the annual meeting of our stockholders. All of our directors attended our 2006 annual meeting of stockholders.
     The Board and each of its committees annually conduct a self-evaluation to assess, and identify opportunities to improve, its performance. The Nominating/Governance Committee leads the Board in its annual self-evaluation.
The Independence of the Members of the Board of Directors
     The Board of Directors has affirmatively determined that no member of the Board of Directors, other than Messrs. Hesterberg and Howard, has a material relationship with Group 1 and therefore, each is “independent” as that term is defined in the New York Stock Exchange’s listing standards.
     Group 1 has in the past, and may, in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. Our Board of Directors has determined that any such affiliations have not impacted the independence of our directors.
Executive Sessions of the Board of Directors
     The independent directors meet in executive session at each regularly scheduled meeting of the Board of Directors. In addition, the non-management directors meet in executive session at least annually, but typically at each regularly scheduled meeting of the Board of Directors. Mr. Adams, our non-executive Chairman of the Board, presides over these meetings and is responsible for preparing an agenda for the meetings of the independent directors and the non-management directors in executive session.

Committees of the Board of Directors
     Our Board of Directors has established four standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Finance/Risk Management Committee. The following chart reflects the current membership of each of our Board’s committees:

			Nominating/	Finance/
	Audit	Compensation	Governance	Risk Management
Name	Committee	Committee	Committee	Committee
John L. Adams	*	*	*	*
Earl J. Hesterberg				*
Robert E. Howard II				*
Louis E. Lataif	*	*	**
Stephen D. Quinn	*		*	**
J. Terry Strange	**	*
Max P. Watson, Jr		**	*	*

*	Member

**	Chair
     The charters for our Board committees are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the NYSE’s corporate governance listing standards. Our Board committee charters are available on our corporate website at www.group1auto.com and you may obtain a printed copy of these charters by sending a written request to Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, TX 77024, Attn: Corporate Secretary.
Audit Committee
     Our Audit Committee functions in an oversight role and has the following purposes:
•	oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	oversee our compliance with legal and regulatory requirements;

•	oversee our independent auditors’ qualifications and independence;

•	oversee the performance of our internal audit function and independent auditors;

•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and Board of Directors have established;

•	provide an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board of Directors, always emphasizing that the independent auditors are accountable to the Audit Committee; and

•	perform such other functions as our Board of Directors may assign to the Audit Committee from time to time.
     In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and on-going qualifications of, and determines the compensation for, our independent auditors, reviews our annual and quarterly financial statements, and confirms the independence of our independent auditors. The Audit Committee also meets with our management and external auditors regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant Group 1 policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate, or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent auditors are responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with Group 1’s policies and procedures.
     Our Board of Directors has adopted an Audit Committee Charter. A copy of the Audit Committee Charter is posted on our Web site, www.group1auto.com.
     During 2006, the Audit Committee met 10 times and consisted of Mr. Strange (Chairman), Mr. Adams, Mr. Lataif and Mr. Quinn. Mr. Strange also serves on the Audit Committees of Compass Bancshares, Inc., New Jersey Resources Corporation, Newfield Exploration Company and BearingPoint, Inc. The Board of Directors has previously determined that such simultaneous service on these other Audit Committees and our Audit Committee will not impair the ability of Mr. Strange to serve effectively on our Audit Committee.
     All members of the Audit Committee are independent as that term is defined in the New York Stock Exchange’s listing standards and as that term is defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934. Our Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Strange has the necessary accounting and financial expertise to serve as chairman. Our Board of Directors has also determined that Mr. Strange is an “audit committee financial expert” following a determination that Mr. Strange met the criteria for such designation under the Securities and Exchange Commission rules and regulations.
     The Audit Committee Report is set forth on pages 16 through 17 of this Proxy Statement.
Compensation Committee
     Pursuant to its charter, the purposes of our Compensation Committee are to:
•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate our corporate officers and directors;

•	review and discuss with our management the Compensation Discussion and Analysis to be included in our proxy statement for the annual meeting of stockholders and to determine whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

•	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations

•	otherwise discharge the Board of Directors’ responsibility relating to compensation of our corporate officers and directors; and

•	perform such other functions as our Board of Directors may assign to the Compensation Committee from time to time.
     In connection with these purposes, the Board of Directors has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our corporate officers. The Compensation Committee reviews and approves the compensation of our corporate officers and makes appropriate adjustments based on company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee makes all executive compensation decisions, approves all employment agreements related to the executive team and approves recommendations regarding equity awards for all employees. When making its executive compensation decisions, the Compensation Committee considers the recommendations provided by our compensation consultant. In addition, the Compensation Committee works with the management team, our Chief Executive Officer and our Vice President of Human Resources to implement and promote our executive compensation strategy. Please see “Compensation Discussion and Analysis” for additional information on the roles of the compensation consultant and our management team in determining and recommending the amount and form of executive compensation.
     The Compensation Committee may form and delegate some or all of its authority under its charter to subcommittees when it deems appropriate.
     The Compensation Committee Charter is posted on our Web site, www.group1auto.com.
     The Compensation Committee’s Report on Executive Compensation is set forth on page 37 of this Proxy Statement.
     All members of the Compensation Committee are independent as that term is defined in the New York Stock Exchange’s listing standards. The Compensation Committee, consisting of Mr. Watson (Chairman), Mr. Adams, Mr. Lataif and Mr. Strange, held seven meetings during 2006.
Nominating/Governance Committee
     Our Nominating/Governance Committee was formed in November 2002 to serve the following purposes:
•	assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors and recommend director nominees to our Board of Directors for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	recommend director nominees to our Board of Directors for each committee of our Board of Directors;

•	advise our Board of Directors about the appropriate composition of our Board of Directors and its committees;

•	advise our Board of Directors about and recommend to our Board of Directors appropriate corporate governance practices and assist our Board of Directors in implementing those practices;

•	lead our Board of Directors in its annual review of the performance of the Board of Directors and its committees;

•	direct all matters relating to the succession of our Chief Executive Officer;

•	review and make recommendations to the Board with respect to the form and amount of director compensation; and

•	perform such other functions as our Board of Directors may assign to the Nominating/Governance Committee from time to time.
     In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board of Directors, seeks to implement the independence standards required by law, applicable listing standards, our certificate of incorporation or bylaws, and our corporate governance guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.
     All members of the Nominating/Governance Committee are independent as that term is defined in the New York Stock Exchange’s listing standards. The Nominating/Governance Committee, consisting of Mr. Lataif (Chairman), Mr. Adams, Mr. Quinn and Mr. Watson, held four meetings during fiscal year 2006.

     The Nominating/Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to the Board of Directors. In considering candidates for the Board of Directors, the Nominating/Governance Committee will consider the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating/Governance Committee’s perceptions about future issues and needs. However, while the Nominating/Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating/Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of the Board of Directors, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise, and have high moral character.
     The Nominating/Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the Nominating/Governance Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating/Governance Committee may consider previous experience as a member of our Board of Directors. Any invitation to join the Board of Directors must be extended by the Board of Directors as a whole, by the Chairman of the Nominating/Governance Committee and by the Chairman of the Board.
     Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating/Governance Committee by sending a written request to our Corporate Secretary at our principal executive offices, 950 Echo Lane, Suite 100, Houston, Texas 77024 not earlier than the 150th calendar day and not later than the 120th calendar day before the first anniversary of the date our proxy statement is released to stockholders in connection with the preceding year’s annual meeting. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of shares of common stock that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. From time to time, the committee may request additional information from the nominee or the stockholder.
     The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting; provided that they comply with the requirements described in the section entitled “Stockholder Proposals for 2008 Annual Meeting.”
     In addition, the Board of Directors has entrusted the Nominating/Governance Committee with the responsibility for establishing, implementing and monitoring the compensation for our directors. The Nominating/Governance Committee establishes, reviews and approves the compensation of our Board members and makes appropriate adjustments based on company performance, duties and responsibilities and competitive environment. The Nominating/Governance Committee’s primary objectives in establishing and implementing Board compensation are:
•	ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership for the company; and,

•	use the appropriate mix of long-term and short-term compensation to ensure high Board/Committee performance.
     In 2006, the Nominating/Governance Committee engaged the services of Pearl Meyer & Partners (“consultants”), a consulting firm experienced in executive and Board compensation that has access to national compensation surveys and our compensation information. Pursuant to its engagement, our consultants analyzed each element of Board compensation to ensure that the total compensation delivered reflects company performance and size, while also considering market competitiveness. After conducting this analysis, our consultants prepared a comprehensive compensation comparison and recommendations for any compensation adjustments. The Nominating/Governance

Committee solicited and received input on these recommendations from the Compensation Committee and our management team. These recommendations were considered by the Nominating/Governance Committee but were not necessarily determinative of the compensation decisions made by the Nominating/Governance Committee.
     Our Board of Directors has adopted a Nominating/Governance Committee Charter, which is posted on our Web site, www.group1auto.com.
Finance/Risk Management Committee
     Our Finance/Risk Management Committee was formed in May 2005 to serve the following purposes:
•	review, oversee and report to our Board of Directors regarding our financial status and capital structure, debt and equity financings, cash management and other banking activities, compliance with covenants of material debt instruments, investor/shareholder relations, relationships with various financial constituents, securities repurchase activities and dividend policy, and authorize transactions within limits prescribed by our Board of Directors;

•	review and assess risk exposure and insurance related to our operations, and authorize transactions within limits prescribed by our Board of Directors; and

•	review capital expenditures and other capital spending plans, including significant acquisitions and dispositions of business or assets, and authorize such transactions within limits prescribed by our Board of Directors.
     In connection with these purposes, the Finance/Risk Management Committee reviews periodically our financial status and capital structure and can authorize finance-related activities within limits prescribed by the Board. The Finance/Risk Management Committee also consults with management on matters that could have a significant financial impact on us and reviews our financial policies and procedures, its compliance with material debt instruments and its significant banking relationships. In addition, the Finance/Risk Management Committee reviews and assesses periodically our risk exposure and plans and strategies for insurance programs, and authorizes risk management-related activities within limits prescribed by the Board. The Finance/Risk Management Committee also provides direction for the assessment of future capital spending and acquisition opportunities and reviews capital expenditure plans, including significant acquisitions and dispositions of businesses and assets and other specific capital projects.
     The Finance/Risk Management Committee, consisting of Mr. Quinn (Chairman), Mr. Adams, Mr. Hesterberg, Mr. Howard and Mr. Watson, held five meetings during fiscal year 2006.
     Our Board of Directors has adopted a Finance/Risk Management Committee Charter, which is posted on our Web site, www.group1auto.com.
Stock Ownership Guidelines
     In November 2004, our Board of Directors approved certain stock ownership guidelines for our non-employee directors. Under the guidelines, each director is required to maintain ownership of a minimum of 3,000 shares of our common stock. Such minimum ownership is required to be achieved within three years of election to our Board of Directors or, in the case of our current directors, by November 2007. Restricted stock or phantom stock units granted to our directors as part of their annual retainer will count toward such minimum ownership requirement without regard to the vesting or other liquidity provisions related thereto.

Communications with Directors
     Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the non-executive Chairman of the Board (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:
c/o Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas 77024
Any correspondence addressed to our Board, to any Board committee, to the non-executive Chairman of the Board, or to any one of the directors care of our offices is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

AUDIT COMMITTEE REPORT
     The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities relating to Group 1’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Group 1’s financial reports. The Audit Committee manages Group 1’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee. The Board of Directors, upon the recommendation of its Nominating/Governance Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.
     The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Board of Directors ratified the Audit Committee Charter at a regularly scheduled meeting in November 2006. The Audit Committee Charter is posted on our Web site, www.group1auto.com.
     The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2006. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
     Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to our company by Ernst & Young LLP is compatible with maintaining their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Group 1’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.
     Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,
J. Terry Strange (Chairman)
John L. Adams
Louis E. Lataif
Stephen D. Quinn
Audit and Other Fees
     Set forth below is a summary of certain fees paid to Ernst & Young LLP, which has served as our independent registered public accounting firm since 2002, for services related to the fiscal years ended December 31, 2005 and December 31, 2006. In determining the independence of Ernst & Young LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

	2005	2006
Audit Fees	$1,674,224	$2,124,669
Audit Related Fees	—	—
Tax Fees	34,500	59,500
All Other Fees	—	—
     Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), and other procedures required to be performed by the independent auditor to be able to form an opinion on our consolidated financial statements, as well as specific procedures performed by the external auditors in connection with their review of Group 1’s internal control structure in accordance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002. Other procedures included consultations relating to the audit or quarterly reviews, and services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities. Also included in audit fees are amounts incurred for assurance and related services that are reasonably related to the performance of the audit or review of Group 1’s financial statements or that are traditionally performed by the independent auditor, consisting primarily of consultation related to management’s response to an SEC comment letter. Audit fees exclude reimbursed expenses of $178,037 and $142,951 for 2006 and 2005, respectively, to Ernst & Young LLP in conjunction with their services.
     Audit Related Fees. No audit related fees were incurred during the periods presented.
     Tax Fees. Tax fees consisted of amounts incurred for tax compliance and tax consultation services provided. Tax fees in 2006 consisted of tax consulting in the amount of $7,500 and tax preparation and compliance in the amount of $52,000. Tax fees in 2005 consisted of tax consulting in the amount of $4,500 and tax preparation and compliance in the amount of $30,000.
     All Other Fees. No other fees were incurred during the periods presented.
     The Audit Committee considers whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence, and has determined such services for fiscal 2005 and 2006 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal 2005 and 2006.
     Ernst & Young LLP does not provide any internal audit services to Group 1. We use a separate firm, Dixon Hughes PLLC, for internal audit services.
     In November 2003, the Audit Committee adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to Group 1 by its independent auditor. In accordance with this policy, the Audit Committee has given its annual approval for the provision of audit services by Ernst & Young LLP through May 31, 2007 and has also given its approval for up to a year in advance for the provision by Ernst & Young LLP of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. Any proposed services to be provided by the independent auditor not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, will require special pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
     Ernst & Young representatives are expected to attend the 2007 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

EXECUTIVE OFFICERS
     Except as described under the heading “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” below, our executive officers serve at the pleasure of our Board of Directors. The following table sets forth certain information as of the date of this proxy statement regarding our executive officers:

Name	Age	Position
Earl J. Hesterberg	53	President and Chief Executive Officer
John C. Rickel	45	Senior Vice President and Chief Financial Officer
Randy L. Callison	53	Senior Vice President, Operations & Corporate Development
Darryl M. Burman	48	Vice President, General Counsel & Corporate Secretary
     Earl J. Hesterberg
     Mr. Hesterberg’s biographical information may be found on page 6 of this Proxy Statement.
     John C. Rickel
     Mr. Rickel was appointed Senior Vice President and Chief Financial Officer in December 2005. From 1984 until joining Group 1, Mr. Rickel held a number of executive and managerial positions of increasing responsibility with Ford Motor Company. He most recently served as Controller, Ford Americas, where he was responsible for the financial management of Ford’s western hemisphere automotive operations. Immediately prior to that, he was Chief Financial Officer of Ford Europe, where he oversaw all accounting, financial planning, information services, tax and investor relations activities. From 2002 to 2004, Mr. Rickel was Chairman of the Board of Ford Russia, and a member of the Board and the Audit Committee of Ford Otosan, a publicly traded automotive company located in Turkey and owned 41% by Ford. Mr. Rickel received his Bachelors of Science in Business Administration in 1982 and MBA in 1984 from Ohio State University.
     Randy L. Callison
     Mr. Callison has served as Senior Vice President, Operations and Corporate Development since May 2006, and as our Vice President, Operations and Corporate Development from January 2006 until May 2006. From August 1998 until January 2006, Mr. Callison served as Vice President, Corporate Development. Mr. Callison has been involved as a key member of the acquisition team and has been largely responsible for building Group 1’s dealership network since joining Group 1 in 1997. Prior to joining Group 1, Mr. Callison served for a number of years as a general manager for a Nissan/Oldsmobile dealership and subsequently as chief financial officer for the Mossy Companies, a large Houston-based automotive retailer. Mr. Callison began his automotive career as a dealership controller after spending nine years with Arthur Andersen as a CPA in its audit practice, where his client list included Houston-area automotive dealerships.
     Darryl M. Burman
     Mr. Burman has served as Vice President, General Counsel and Corporate Secretary since December 2006. Prior to joining Group 1, Mr. Burman was a partner and head of the corporate and securities practice in the Houston office of Epstein Becker Green Wickliff & Hall, P.C. From September 1995 until September 2005, Mr. Burman served as the head of the corporate and securities practice of Fant & Burman, L.L.P. in Houston, Texas. Mr. Burman graduated from the University of South Florida in 1980, and in 1983 received his J.D. from South Texas College of Law.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our Executive Compensation Program
     Our business strategy is to leverage one of our key strengths — the considerable talent of our people to sell new and used vehicles; arrange related financing, vehicle service and insurance contracts; provide maintenance and repair services; and sell replacement parts via an expanding network of franchised dealerships located in growing regions of the United States.
     Our executive compensation program is designed to motivate and retain our management team, and to attract qualified executives as needed, to execute our business strategy. Through our executive compensation process, we attempt to align the compensation of our corporate officers with the attainment of business goals that are designed to increase stockholder value. To achieve this objective, we have established a pay-for-performance philosophy by using both short-term and long-term incentive compensation plans that depend not only on company performance, but also on individual performance. The roles of the Compensation Committee of our Board of Directors (for purposes of this Analysis, the “Committee”), our management team and our compensation consultant in setting the executive compensation program are discussed in more detail below.
     Throughout this proxy statement, the individuals who served as our Chief Executive Officer, Chief Financial Officer during the fiscal year ended December 31, 2006 and the other individuals included in the Summary Compensation Table are referred to as “Named Executive Officers.”
     Role of the Committee
     Our Board of Directors has entrusted the Committee with overall responsibility for establishing, implementing and monitoring executive compensation. The Committee establishes, reviews and approves the compensation of our corporate officers and makes appropriate adjustments based on company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee’s primary objectives in establishing and implementing executive compensation are:
•	ensure the ability to attract, motivate and retain the talent necessary to provide qualified leadership for the company;

•	encourage the highest level of performance, cooperation and accountability among the executive team;

•	incent value creation for our stockholders by meeting long-term, strategic goals; and

•	use the appropriate mix of long-term and short-term compensation to support our pay-for-performance philosophy.
     Role of Our Management Team
     Members of our management team play an important role in the executive compensation process. The most significant aspects of management’s involvement in this process are:
•	preparing materials in advance of Committee meetings for review by the Committee members;

•	evaluating employee performance;

•	establishing our business goals; and

•	recommending the compensation arrangements and components for our employees.

     Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Committee by:
•	evaluating corporate officer performance;

•	providing background information regarding our business goals; and

•	recommending compensation arrangements and components for our corporate officers (other than himself).
     In addition, our Vice President of Human Resources is involved in the executive compensation process by:
•	providing the necessary compensation information to, and acting as our liaison with, our compensation consultant;

•	updating and modifying compensation plan policies, guidelines and materials, as needed; and

•	providing recommendations to the Committee and our Chief Executive Officer regarding compensation structure, awards and plan design changes.
     Role of Our Compensation Consultant
     In 2006 and 2007, the Committee engaged the services of Pearl Meyer & Partners (“consultants”), a consulting firm experienced in executive compensation that has access to national compensation surveys and our compensation information. Pursuant to its engagement, our consultants analyzed each element of compensation for our corporate officers to ensure that the total compensation delivered reflects company performance, while also considering market competitiveness. After conducting this analysis, our consultants prepared a comprehensive base salary comparison and recommendations for both short-term and long-term executive compensation. The Committee solicited and received input on these recommendations from our consultants independent of management. These recommendations are considered by the Compensation Committee but are not necessarily determinative of the compensation decisions made by the Compensation Committee.
Objectives of Our Executive Compensation Program
     Compensation Philosophy
     As discussed above, our executive compensation program emphasizes a pay-for-performance philosophy. When measuring our corporate officers’ individual contributions, the Committee considers our achievement of certain strategic business objectives and the individual’s achievement of personal and/or departmental objectives. Our strategic business focus during the fiscal year ended December 31, 2006 consisted of the following objectives:
•	Transitioning to a more streamlined operating structure;

•	Expansion of high margin business, including used vehicles;

•	Returning to higher levels of acquisitions;

•	Disposing of underperforming dealerships; and

•	Growth of earnings per share (“EPS”).
     Our corporate officers’ individual or departmental goals for the fiscal year ended December 31, 2006 consisted of the following:
•	Establishing experienced, cohesive top management and field management team;

•	Restructuring company field operations to drive greater uniformity of processes and thereby generate significant cost savings; and

•	Further enhancing financial controls through implementing a centralized accounting structure and controls.
     Our incentive compensation is structured to reward achievement of strategic goals. The determination of the appropriate mix of short-term and long-term compensation is based on the Committee’s assessment of what the appropriate amounts are for each of our corporate officers. This determination is not a mechanical one, and the Committee uses its judgment and experience, as well as input from management and outside advisors, to determine the appropriate mix of compensation for each individual.
     Market Analysis
     Annually, our consultants obtain executive compensation information from us in order to compile a comprehensive review of our executive compensation program. The review compares long-term, short-term and total compensation with peer companies that are both within and outside of the automotive retail sector, as described below (“Peer Companies”). Our consultants compare this data at the 25th, 50th and 75th percentiles of the market and makes its recommendations accordingly. Our Compensation Committee does not make compensation decisions based solely on these recommendations. However, it is our objective to compensate our executive officers competitively to insure retention when justified. The Compensation Committee may consider individual circumstances, such as the length of time a position has been held, comparable work experience and other performance-related factors.
     While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that this practice is useful for two reasons. One, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Two, benchmarking allows us to assess the reasonableness of our compensation practices.
     Accordingly, the Committee reviews the compensation levels for our corporate officers against the Peer Companies identified by our consultants. Our group of Peer Companies, which is periodically reviewed and updated by the Committee, includes all of our publicly-traded competitors in the new vehicle auto retailing industry, as well as several other public retail companies in the used vehicle and parts and service segments of the automotive industry. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. However, we are mindful that the job responsibilities of certain of our executive officers do not necessarily align completely with those of our Peer Companies. Our staffing philosophy is to remain as lean as practical and certain of our executive officers have a broad range of job responsibilities that may be divided between multiple executive officers at certain of our Peer Companies.
     Our group of Peer Companies includes:
•	Advance Auto Parts, Inc.,

•	Asbury Automotive Group, Inc.,

•	AutoNation, Inc.,

•	AutoZone, Inc.,

•	CarMax, Inc.,

•	Lithia Motors, Inc.,

•	O’Reilly Automotive, Inc.,

•	The Pep Boys — Manny, Moe & Jack,

•	Rush Enterprises, Inc.,

•	Sonic Automotive, Inc., and

•	United Auto Group, Inc.
     When evaluating the compensation data and making compensation decisions, our Compensation Committee takes into consideration the variance in size among the entities comprising our Peer Companies. This value is used as the basis of comparison of compensation provided by us and our Peer Companies. The Committee’s use of benchmarking for specific compensation components is described in more detail below.
Compensation Components
     As discussed above, our corporate officers are compensated through short-term and long-term incentive compensation plans, consisting of cash and non-cash compensation. Our short-term compensation components consist of annual base salary and our annual cash incentive (bonus) plan. Our long-term incentive compensation components include our stock incentive and deferred compensation plans. In addition, our corporate officers are eligible to participate in our health and welfare, and retirement benefits, receive a vehicle allowance and/or demonstrator vehicle, depending on the position held, and receive perquisites and other personal benefits as described under “Other Benefits” below.
     Combined base salary and maximum achievable incentive compensation is generally targeted to fall in the 50th to 75th percentile of our Peer Companies. This objective is consistent with our philosophy that executive compensation above competitive levels should come primarily from the incentive portion of the compensation package when we are achieving our business goals. Elements of this incentive compensation plan were also used to formulate the incentive compensation plans of our other corporate level employees.
     Base Salary
     We provide our corporate officers and other employees with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our corporate officers at levels that are competitive with comparable companies for the skills, experience and requirements of similar positions using benchmarking as previously discussed. In order to achieve this goal, we generally seek to provide base salaries that fall in the 50th percentile of our Peer Companies. We feel that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies.
     The individual base salary levels are generally reviewed each November and are adjusted based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance. Mr. Hesterberg’s base salary has not been increased since he joined us in April 2005; instead, the Committee has chosen to reward and incentivize him using equity awards. In November 2005, the Committee reviewed the base salary of Mr. Callison, who, besides Mr. Hesterberg, is the only current Named Executive Officers that was also an executive officer at that time, and increased his 2006 base salary to $290,000. In June 2006, Mr. Callison was promoted to Senior Vice President of Operations and Corporate Development and, commensurate with his increased responsibilities, his 2006 base salary was increased to $320,000. In November 2006, the Committee reviewed the base salaries of our Named Executive Officers and increased the 2007 base salaries of Messrs. Rickel and Callison to $425,000 and $365,000, respectively. Mr. Burman joined us in December 2006 and his base salary was established using the various factors described above.
     Bonus Awards
     From time to time, the Committee grants discretionary bonus awards in recognition of individual performance or to attract new employees. A discretionary bonus was awarded during fiscal year ended December 31, 2006 to Mr. Burman, who joined us in December 2006. The amount of Mr. Burman’s discretionary bonus was based on negotiations between Mr. Burman and Group 1.

     Non-Equity Incentive Plan Compensation
     At the core of our compensation philosophy is the belief that pay should be directly linked to performance. In March 2006, the Committee approved the 2006 Incentive Compensation Plan for our corporate officers and certain other employees. Under the plan, a portion of the compensation of our corporate officers is contingent upon the attainment of our EPS targets (objective goals) and individual/departmental goals (subjective goals). The goals are established so that target attainment is not assured and attaining the performance targets (or above) requires significant effort by our corporate officers. The potential for greater (or lesser) amounts of incentive compensation is intended to motivate participants to achieve these goals and to not reward participants if these goals are not achieved.
     The following is a description of the performance targets under the plan:
•	EPS Target. Our objective goal for 2006 Incentive Compensation Plan was based on the Committee’s establishment of an EPS measurement. EPS is generally defined as our net income divided by the average number of shares outstanding during that period. This metric provides incentives for our corporate officers to maximize stockholder returns. Under this objective, bonuses are paid based on the achievement of specified EPS levels, as adjusted in the Committee’s sole discretion for extraordinary or unusual items included in our operating results. We believe that establishing an EPS target is the best objective measurement as the officer is rewarded only if our stockholders are rewarded and no payments are made unless the threshold level of EPS is achieved. The EPS numbers used for calculating bonuses are the same as those reported in our SEC filings. In 2006, our EPS target accounted for 60% of the award payout under the plan. Achieving the threshold, target and maximum EPS targets would result in a realization of 9%, 50% and 100% payout of the portion of the bonus amount attributable to the EPS target.

•	Individual/Departmental Targets. Under this portion of our annual cash incentive compensation plan, bonuses are paid based on the achievement of specified individual and/or departmental goals. Subjective goals typically include four to eight specific goals that are established at the beginning of each fiscal year jointly by the corporate officer and our Chief Executive Officer, or in the case of the Chief Executive Officer, by the Chief Executive Officer and the Committee. These subjective goals are integral toward achieving key business objectives that help improve our financial performance and promote corporate efficiencies.
     Depending on their position, our corporate officers were eligible to earn bonuses from 60% up to 100% of their base salary compensation for the fiscal year ended December 31, 2006. The payout amount is calculated using base salary at January 1 of the applicable year. This is consistent with our philosophy that any compensation of our corporate officers above competitive levels should come primarily from the incentive portion of the compensation package when we achieve our goals. For the fiscal year ended December 31, 2006, the EPS target accounted for 60% of the award payout and individual/departmental targets accounted for 40% of the award payout.
     The target and maximum payment opportunities under the 2006 Incentive Compensation Plan are shown as a percentage of annual base salary at corresponding levels of performance against our goals in the following table:

2006 Incentive Compensation Plan Payout Level
Based on Goal Achievement
Officer	Target Performance	Maximum Performance
Earl J. Hesterberg	70% of base salary	100% of base salary
John C. Rickel	70% of base salary	100% of base salary
Randy L. Callison	70% of base salary	100% of base salary
Darryl M. Burman	3.6% of base salary	5.1% of base salary
     For 2006, we exceeded our maximum EPS target and reported a 25% increase from 2005 to $3.62. In addition, our executive officers achieved maximum individual performance on each of their individual targets. As a result, our Named Executive Officers received maximum payouts under the 2006 Incentive Compensation Plan. Those payouts were made to our Named Executive Officers in February 2007 and are set forth in the Summary Compensation Table. Because Mr. Burman joined us in December 2006, his payment opportunities were pro-rated accordingly. In addition, $750,000 of Mr. Hesterberg’s total bonus potential for 2006 was not subject to the performance criteria. This one-time bonus payment was guaranteed under the terms of his initial employment contract.

     Since 2001, we paid no bonus one year and achieved “maximum performance” four times.
     Long-Term Equity Incentive Compensation
     To align the compensation of our corporate officers with the attainment of our business goals and an increase in stockholder value, we award long-term equity incentive grants to our corporate officers as part of our total compensation package. These awards have been made pursuant to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (“1996 Stock Incentive Plan”). The Committee previously awarded stock options as a form of equity compensation. In 2004, we reassessed this form of award and elected to begin the use of restricted stock and restricted stock unit grants. Beginning in 2006, we were required to account for stock options as an expense in our financial statements. We considered the financial statement impact of future option grants and decided time vesting restricted stock units and performance based restricted stock units provided a better long-term incentive instrument for key executives. The Committee believes awards of restricted stock or restricted stock units more completely align management’s interests with those of the company and our stockholders, while increasing our ability to retain key members of our management team. Restricted stock awards provide some value to an employee during periods of stock price volatility, whereas stock options may have limited perceived value and may do little to retain and motivate employees when the current value of our stock is less than the option price. Currently, our long-term equity incentive compensation is exclusively in the form of restricted stock and restricted stock units.
     In November 2006, the Committee approved the award of restricted stock or restricted stock units to our corporate officers for the fiscal year ended December 31, 2006. The amounts of the awards were determined by the Committee based on the recommendations of our Chief Executive Officer (with respect to non-CEO compensation), and our consultants, taking into account individual performance and the design of our overall compensation plan and our financial performance. Recipients can elect to take their awards in either restricted stock or restricted stock units, but must make the election in the year prior to the award being made.
     Vesting of these awards is intended to facilitate retention. Consequently, the restrictions relating to the awards lapse with respect to 40% of the award after two years and with respect to 20% of the award in each year thereafter. Vesting provisions have historically been based on the passage of time. In 2006, the Committee determined that a portion of the restricted stock award granted to Mr. Hesterberg should be tied to company performance measures in order to establish a definitive link between individual and organization goals and performance. Accordingly, 30,000 performance-based shares will vest over four years if we achieve certain targets with respect to (1) gross margin, (2) same store revenue growth compared to certain compensation peer companies and (3) reductions in selling, general and administrative expenses. The established performance objectives represent a substantial stretch beyond the actual results achieved in 2006. In setting these “stretch” performance objectives, we acknowledge that the achievement of the planned performance would be very difficult.
     Any unvested restricted stock and restricted stock units may not be sold or otherwise transferred. Unless otherwise provided by the Committee, in the event that the corporate officer’s employment with us is terminated for any reason other than death or disability, that officer, for no consideration, forfeits all of his or her unvested shares of restricted stock or restricted stock units to us. All unvested restricted stock or restricted stock units held by a corporate officer vest upon the officer’s death or disability. Vested restricted stock units are settled in shares of our common stock upon the officer’s termination of employment with us. The Committee did not accelerate the vesting provisions of any stock awards for any officers that terminated employment with us during 2006.
     The long-term equity incentive grants awarded to our Named Executive Officers are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
     Deferred Compensation Plan
     The Group 1 Automotive, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers, other key employees and non-employee directors. It allows participants the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants in the plan are allowed to defer receipt of a portion of their salary, commission and/or bonus compensation. Our corporate officers may contribute up to 50% of their base compensation and up to 100% of their incentive compensation. Participants can choose from various defined investment options in which the deferred compensation is notionally invested. One investment option is a declared interest rate, which was set by the Committee at 10% for both 2006 and 2007. We have complete discretion over how the deferred funds are utilized and they represent an unsecured obligation of us to the participants.
     401(k) Plan
     We have a defined contribution profit sharing plan, the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”), which is designed to assist our eligible officers and employees in providing for their retirement. We match the contributions of our corporate employees participating in the plan, up to a maximum of 3% of eligible deferral or $6,600 for both 2006 and 2007 . Matching contributions may be in the form of cash or shares of our common stock or a combination of both, as determined by the Committee. To date, all of our matches have been in cash for all employees.
     Employee Stock Purchase Plan
     Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our corporate officers, are offered the opportunity to purchase up to $25,000 annually of our common stock at a 15% discount to market. This is an additional equity incentive we offer to all of our employees to further promote their interest in enhancing stockholder value.
     Other Benefits
     Health and Welfare Benefits. Our corporate officers are eligible to participate in our standard medical, dental, vision, disability insurance and life insurance plans to meet their health and welfare needs. This is a fixed component of compensation and the benefits are provided at comparable premiums which all of our full-time employees pay.
     Vehicle Allowance. Our corporate officers are provided a vehicle, or the economic equivalent. Our Chief Executive Officer, under his employment agreement, is provided with two vehicles for his use. Senior vice presidents receive a vehicle allowance of $13,500 per year and the use of one vehicle. Vice presidents are provided with a vehicle allowance of $11,300 per year. This benefit is offered in order to be competitive with other Peer Companies.
     Other Perquisites and Personal Benefits. We pay for club membership privileges that are used for business and personal purposes by our Chief Executive Officer, Mr. Hesterberg. In addition, we own a fractional interest in an aircraft and make a portion of our time available to Mr. Hesterberg for personal use for a maximum of 25 flight hours per year. Mr. Hesterberg reimburses us for his personal use based on the published standard industry fare level (“SIFL”) valuation method. During the fiscal year ended December 31, 2006, we also reimbursed certain of our Named Executive Officers for relocation expenses.
Employment Agreements, Severance Benefits and Change in Control Provisions
     We maintain employment and other compensatory agreements with our corporate officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.” These agreements provide for severance compensation to be paid if the officer’s employment is terminated under certain conditions, such as following a change in control, involuntary termination, termination by us for “cause,” death or disability, each as defined in the applicable agreement.
     The employment and other compensatory agreements between us and our Named Executive Officers and the related severance provisions are designed to meet the following objectives:
     Change in Control. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we provide severance compensation to certain corporate officers if the officer’s employment is terminated following a change in control transaction to promote the ability of the officer to act in the best interests of our stockholders even though his or her employment could be terminated as a result of the transaction.
     Termination without Cause. If we terminate the employment of certain corporate officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Potential Payments Upon Termination or Change in Control” below. We believe these payments are appropriate because the terminated officer is bound by confidentiality, nonsolicitation and non-compete provisions ranging from one to five years after termination. Both parties have mutually agreed to a severance package that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the company and its stockholders.
Stock Ownership/Retention Guidelines
     Stock ownership/retention guidelines have not been implemented by the Committee for our corporate officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership/retention guidelines.
Tax Deductions for Compensation
     In conducting our executive compensation programs, the Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of their four other most highly compensated corporate officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by our stockholders.
     Based on current interpretive authority, our ability to deduct compensation expense generated in connection with the exercise of options granted under the 1996 Stock Incentive Plan should not be limited by Section 162(m). The plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m) and, therefore, be exempt from the deduction limit. If the forfeiture restrictions relating to a restricted stock award are based solely upon the satisfaction of one of the performance criteria set forth in the plan, then the compensation expense relating to the award should be deductible by us if the restricted stock award becomes vested. However, compensation expense deductions relating to a restricted stock award will be subject to the Section 162(m) deduction limitation if the award becomes vested based upon any other criteria set forth in the award (such as vesting based upon continued employment with us or upon a change of control).
     Restricted stock unit awards under the 1996 Stock Incentive Plan do not qualify as performance-based compensation under Section 162(m) and, therefore, are subject to the deduction limit. The restricted stock and the restricted stock units granted to our Chief Executive Officer and our other corporate officers during the fiscal year ended December 31, 2006, each of which are subject to vesting based on continued employment with us, will be subject to the Section 162(m) deduction limitation. In addition, the portion of total salary and bonus compensation that exceeds $1 million for our Chief Executive Officer and other corporate officers does not so qualify and is subject to the limitation on deductibility under Section 162(m). As a result, we have in the past and may from time to time in the future, pay compensation that is not deductible to our corporate officers.

EXECUTIVE COMPENSATION
Summary Compensation
     The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our four current executive officers, including our Chief Executive Officer and our Chief Financial Officer.
Summary Compensation for Year Ended December 31, 2006

							Change in
							Pension Value
							and
							Nonqualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards(2)	Awards(3)	Compensation	Earnings(4)	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Earl J. Hesterberg President and Chief Executive Officer	2006	1,000,000	750,000(1)	246,303	—	250,000	25,465	120,543	2,392,311

John C. Rickel Senior Vice President and Chief Financial Officer	2006	381,250	—	140,208	—	375,000	1,235	43,685	941,378

Randy L. Callison Senior Vice President, Operations and Corporate Development	2006	313,125	—	45,421	40,546	320,000	13,059	23,700	755,851

Darryl M. Burman Vice President, General Counsel and Corporate Secretary (5)	2006	27,082	75,000	3,231	—	16,562	—	942	122,817

(1)	One-time bonus amount guaranteed in Mr. Hesterberg’s employment contract at the time of hire.

(2)	The amounts included in the “Stock Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K.

(3)	The amounts included in the “Option Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K.

(4)	Amounts reflect above-market or preferential earnings on the Deferred Compensation Plan.

(5)	Mr. Burman became our Vice President, General Counsel and Corporate Secretary on December 1, 2006 and received a sign-on bonus pursuant to the terms of his employment agreement.

All Other Compensation
     The following table contains a breakdown of the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above:

	401(k)
	Savings Plan		Use of			Club
	Matching	Automobile	Demonstrator	Airplane	Relocation	Membership
Name	Contribution	Allowance	Vehicle(a)	Use(b)	Assistance	and Dues	Total
	($)	($)	($)	($)	($)	($)	($)
Earl J. Hesterberg	6,600	—	25,145	83,685	—	5,113	120,543
John C. Rickel	6,600	16,023	6,982	—	14,080	—	43,685
Randy L. Callison	6,600	7,875	9,225	—	—	—	23,700
Darryl M. Burman(c)	—	942	—	—	—	—	942

(a)	Represents the incremental cost for personal use of one or more company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use.

(b)	Represents the difference between the amount paid by the executive for the use of our leased airplane under the SIFL method and the lease cost for us of such use.

(c)	Mr. Burman became our Vice President, General Counsel and Corporate Secretary on December 1, 2006.
Grants of Plan-Based Awards
     The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards that have been transferred:
Grants of Plan-Based Awards for Year Ended December 31, 2006

											Grant
				Estimated Future Payouts Under			Estimated Future Payouts Under			All Other	Date Fair
				Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock Awards:	Value of
			Date of							Number of	Stock and
			Committee							Shares of	Option
Name	Grant Date		Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Awards
				($)	($)	($)	(#)	(#)	(#)	(#)	($)
Earl J. Hesterberg	—			490,000	700,000	1,000,000	—	—	—	—	—
	11/16/2006						—	30,000	—	—	1,698,000
	11/16/2006									30,000	1,698,000

John C. Rickel	—			183,750	262,500	375,000	—	—	—	—	—
	2/2/2006			—	—	—	—	—	—	15,000	540,750
	5/24/2006			—	—	—	—	—	—	10,000	580,700
	11/15/2006			—	—	—	—	—	—	12,500	715,000

Randy L. Callison	—			156,800	224,000	320,000	—	—	—	—	—
	11/15/2006			—	—	—	—	—	—	12,500	715,000
	12/31/2006	(1)	05/24/2006	—	—	—	—	—	—	10,000	517,200

Darryl M. Burman(2)	—			8,115	11,593	16,562	—	—	—	—
	12/01/2006			—	—	—	—	—	—	5,000	251,200

(1)	Award was originally approved by the Committee on May 24, 2006, and granted conditionally on Mr. Callison signing an Incentive Compensation, Confidentiality, Non-Disclosure and Non-Compete Agreement.

(2)	Mr. Burman became our Vice President, General Counsel and Corporate Secretary on December 1, 2006.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
     Employment, Incentive Compensation and Non-Compete Agreements
     Earl J. Hesterberg. On April 9, 2005, we entered into an employment agreement with Mr. Hesterberg. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Hesterberg through April 20, 2010. Mr. Hesterberg’s current annual base salary under the employment agreement is $1,000,000. We may increase the base salary from time to time. The base salary could not be reduced during the first twelve months of the term of the agreement and may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers.
     In lieu of participation in our 2005 annual incentive compensation program, Mr. Hesterberg was entitled to a bonus of $1,000,000 on April 21, 2006 if he was then employed. Mr. Hesterberg’s bonus for the twelve months ending April 21, 2007 under our annual incentive compensation program will be at least $510,000, of which $350,000 was payable following the end of our fiscal year ended December 31, 2006 and the remainder of which will be payable following the end of our fiscal year ended December 31, 2007. All subsequent bonus awards will be determined by the Compensation Committee of our Board of Directors in its sole discretion in accordance with the terms of our annual incentive compensation program.
     Mr. Hesterberg is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg has the use of two “demonstrator vehicles” of his choice.
     Pursuant to the employment agreement, effective April 21, 2005, we granted Mr. Hesterberg 70,000 shares of restricted stock in accordance with the terms and conditions of the 1996 Stock Incentive Plan. The shares of restricted stock vest as follows: (1) 20,000 shares will vest on April 21, 2007, (2) 10,000 shares will vest on April 21, 2008, (3) 10,000 shares will vest on April 21, 2009 and (4) 30,000 shares will vest on April 21, 2010.
     John C. Rickel. On June 2, 2006, we entered into an employment agreement with Mr. Rickel. Subject to the terms and conditions of the agreement, we have agreed to employ Mr. Rickel through December 31, 2008. Mr. Rickel’s annual base salary under the employment agreement was $375,000. We may increase the base salary from time to time. The base salary may not be reduced during the first twelve months of the term of the agreement and may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers.
     Under the employment agreement, Mr. Rickel was entitled to a one-time sign-on bonus of $150,000, which was paid in 2005. Mr. Rickel’s annual incentive compensation will be determined by the Compensation Committee of our Board of Directors in its sole discretion in accordance with the terms of our annual incentive compensation program.
     Mr. Rickel is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Rickel has the use of one “demonstrator vehicle” of his choice and a vehicle allowance totaling $1,250 per month.
     Simultaneous with the execution of the employment agreement, Mr. Rickel entered into an incentive compensation and non-compete agreement. Pursuant to this agreement, effective June 2, 2006, we granted Mr. Rickel 10,000 shares of restricted stock in accordance with the terms and conditions of the 1996 Stock Incentive Plan. The shares of restricted stock vest as follows: (1) 4,000 shares will vest on May 24, 2008, (2) 2,000 shares will vest on May 24, 2009, (3) 2,000 shares will vest on May 24, 2010 and (4) 2,000 shares will vest on May 24, 2011.
     Randy L. Callison. On December 31, 2006, we entered into an incentive compensation, confidentiality, non-disclosure and non-compete agreement with Mr. Callison. Pursuant to the agreement, effective December 31, 2006, in consideration of Mr. Callison’s entering into certain restrictive covenants, we granted Mr. Callison 10,000 shares of restricted stock in accordance with the terms and conditions of the 1996 Stock Incentive Plan. The shares of restricted stock vest as follows: (1) 4,000 shares will vest on December 31, 2008, (2) 2,000 shares will vest on December 31, 2009, (3) 2,000 shares will vest on December 31, 2010, and (4) 2,000 shares will vest on December 31, 2011.
     Darryl M. Burman. On December 1, 2006, we entered into an employment agreement with Mr. Burman. Subject to the terms and conditions of the agreement, we have agreed to employ Mr. Burman through November 30, 2009. Mr.

Burman’s current annual base salary under the employment agreement is $325,000. We may increase the base salary from time to time. The base salary may not be reduced during the first twelve months of the term of the agreement and may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers.
     Under the employment agreement, Mr. Burman was entitled to a one-time sign-on bonus of $75,000, which was paid in 2007. Mr. Burman’s annual incentive compensation will be determined by the Compensation Committee of our Board of Directors in its sole discretion in accordance with the terms of our annual incentive compensation program.
     Mr. Burman is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Burman is furnished a vehicle allowance totaling $941.66 per month.
     Simultaneous with the execution of the employment agreement, Mr. Burman entered into an incentive compensation and non-compete agreement. Pursuant to the agreement, effective December 1, 2006, we granted Mr. Burman 5,000 shares of restricted stock in accordance with the terms and conditions of the 1996 Stock Incentive Plan. The shares of restricted stock vest as follows: (1) 2,000 shares will vest on December 1, 2008, (2) 1,000 shares will vest on December 1, 2009, (3) 1,000 shares will vest on December 1, 2010 and (4) 1,000 shares will vest on December 1, 2011.
     Non-Equity Incentive Plan Compensation
     In March 2006, the Compensation Committee approved our 2006 Incentive Compensation Plan. Depending on their position, our Named Executive Officers were eligible to earn bonuses from 60% up to 100% of their base salary compensation for 2006. For a description of the plan, please see “Compensation Discussion and Analysis — Non-Equity Incentive Plan Compensation.”
     Long-Term Equity Incentive Plan Compensation
     For a description of our restricted stock and restricted stock unit awards, please see “Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation.”
     Deferred Compensation Plan
     For a description of the Deferred Compensation Plan, please see “Nonqualified Deferred Compensation” below.
     Salary and Cash Incentive Awards in Proportion to Total Compensation. The following table sets forth the percentage of each Named Executive Officer’s total compensation that we paid in the form of salary and bonus.

Percentage of
Total
Name	Compensation
Earl J. Hesterberg	73%
John C. Rickel	40%
Randy L. Callison	41%
Darryl M. Burman(1)	83%

(1)	Mr. Burman joined us in December 2006.

Outstanding Equity Awards at Fiscal Year End
     The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our Named Executive Officers.
Outstanding Equity Awards as of December 31, 2006

	Option Awards				Stock Awards
	Number of	Number of				Market	Equity Incentive	Equity Incentive
	Securities	Securities			Number of	Value of	Plan Awards:	Plan Awards:
	Underlying	Underlying			Shares or	Shares or	Number of	Market or Payout
	Unexercised	Unexercised			Units of	Units of	Unearned Shares,	Value of Unearned
	Options	Options	Option	Option	Stock That	Stock That	Units or Other	Shares, Units or
	(#)	(#)	Exercise	Expiration	Have Not	Have Not	Rights That Have	Other Rights That
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested	Not Vested	Have Not Vested
			($)		(#)	($)	(#)	($)
Earl J. Hesterberg	—	—	—	—	100,000 (1)	5,172,000	30,000 (2)	1,551,600
John C. Rickel	—	—	—	—	37,500 (3)	1,939,500	—	—
Randy L. Callison	4,000	—	28.970	11/14/2011	—	—	—	—
	4,000	2,000 (4)	19.470	11/13/2012	30,100 (5)	1,556,772	—	—
	1,600	2,400 (6)	29.255	11/16/2014	—	—	—	—
Darryl M. Burman(8)	—	—	—	—	5,000 (7)	258,600	—	—

(1)	Stock awards vest 40% on the second anniversary of the grant date and 20% per year for the next three years. 70,000 restricted shares have vesting dates of 04/21/2007, 04/21/2008, 04/21/2009 and 04/21/2010. 30,000 restricted shares have vesting dates of 11/16/2008, 11/16/2009, 11/16/2010 and 11/15/2011.

(2)	Performance-based stock awards vest 20% annually over the next four years with vesting dates of 12/31/2008, 12/31//2009, 12/31/2010, and 12/31/2011. The performance-based measures include a gross margin target, same store revenue growth compared to certain compensation peer companies and a reduction in selling, general and administrative expenses.

(3)	Stock awards vest 40% on the first anniversary of the grant date and 20% per year for the next three years. 15,000 restricted shares have vesting dates of 02/20/2008, 02/20/2009, 02/20/2010 and 02/20/2011. 10,000 restricted shares have vesting dates of 05/24/2008, 05/24/2009, 05/24/2010 and 05/24/2011. 12,500 restricted shares have vesting dates of 11/15/2008, 11/15/2009, 11/15/2010 and 11/15/2011.

(4)	Stock options vest 100% on 11/13/2007.

(5)	Stock awards vest 40% on the first anniversary of the grant date and 20% per year for the next three years. 2,600 restricted shares have vesting dates of 03/14/2007, 03/14/2008, 03/14/2009 and 03/14/2010. 5,000 restricted shares have vesting dates of 11/16/2007, 11/16/2008, 11/16/2009 and 11/16/2010. 12,500 restricted shares have vesting dates of 11/15/2008, 11/15/2009, 11/15/2010 and 11/15/2011. 10,000 restricted shares have vesting dates of 12/31/2008, 12/31/2009, 12/31/2010 and 12/31/2011.

(6)	Stock options vest at the rate of 33 1/3% per year with vesting dates of 11/16/2007, 11/16/2008 and 11/16/1009.

(7)	Stock awards vest 40% on the first anniversary of the grant date and 20% per year for the next three years with vesting dates of 12/1/2008, 12/1/2009, 12/1/2010 and 12/1/2011.

(8)	Mr. Burman became Vice President, General Counsel and Corporate Secretary on December 1, 2006.
Option Exercises and Stock Vested
     There were no stock option exercises or vesting of stock-based awards during the fiscal year ended December 31, 2006.

Nonqualified Deferred Compensation
     The following table sets forth our Named Executive Officers’ information regarding the Deferred Compensation Plan, including, with respect to each officer, (1) the aggregate contributions made by the officer, (2) the aggregate contributions we made on behalf of the officer, (3) the aggregate interest or other earnings accrued, (4) the aggregate value of withdrawals by and distributions to the officer and (5) the total balance of the officer’s account.
     Nonqualified Deferred Compensation for the Year Ended December 31, 2006

	Executive	Aggregate
	Contributions in Last	Earnings in Last	Aggregate Balance
Name	FY (1)	FY	at Last FYE
	($)	($)	($)
Earl J. Hesterberg	500,000	58,007	770,027
John C. Rickel	57,382	2,813	60,196
Randy L. Callison	47,250	29,747	321,162
Darryl M. Burman(2)	—	—	—

(1)	Reflects the following amounts for each of the following Named Executive Officers which are reported as compensation to the officer in the Summary Compensation Table: Mr. Hesterberg — $0; Mr. Rickel — $57,382; and Mr. Callison — $0.

(2)	Mr. Burman became our Vice President, General Counsel and Corporate Secretary on December 1, 2006.
     Pursuant to the Deferred Compensation Plan, certain corporate officers, including Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation and commissions. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned. At the plan administrative committee’s discretion, deferral elections with respect to certain performance-based compensation may be made not later than six months prior to the end of the performance period in which such compensation is earned. In addition, for each calendar year, we defer an amount on behalf of each executive equal to the amount the executive forfeited under the 401(k) Savings Plan in order for the plan to comply with the nondiscrimination requirements of the Internal Revenue Code. Such contributions are vested to the same extent as the participant’s “employer contribution account” under our 401(k) Savings Plan. We may also make discretionary credits to an officer’s account, which credits will be subject to a vesting schedule established by us at the time of such credit. If no vesting schedule is established, the officer will be vested in a percentage of the discretionary employer deferral equal to the officer’s vested interest in his “employer contribution account” under the 401(k) Savings Plan. If we undergo a change in control, the officer will become fully vested in his account under the Deferred Compensation Plan.
     Benefits under the Deferred Compensation Plan will be paid no earlier than upon the executive’s termination of service, or, beginning January 1, 2007, upon a certain date elected by the officer. However, payments upon an executive’s termination of service may be delayed for six months to the extent necessary to comply with the requirements of section 409A of the Internal Revenue Code. In addition, upon a showing of financial hardship and receipt of approval from the plan’s administrative committee, an officer may be allowed to access vested funds in his accounts under the plan.
     The table below shows the funds and investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2006, as reported by the plan’s administrative committee (the default investment is the Group 1 Guaranteed Crediting Rate investment option).

Name of Fund	Rate of Return
Pacific Life Money Market	4.69%
Pacific Life High Yield Bond	9.42%
Columbia Technology	9.34%
Capital Research – American Funds Growth	9.81%
NFJ Small-Cap Value	19.75%
Goldman Sachs – Concentrated Growth	10.02%
Janus Growth LT	9.72%
Oppenheimer Main Street Core	15.18%
Oppenheimer Multi-Strategy	11.68%
ClearBridge Advisors — Large-Cap Value	17.58%
Lazard Mid-Cap Value	14.97%
Iridian Business Opportunity Value	13.89%
Capital Guardian Equity	8.65%
PIMCO Managed Bond	4.81%
BlackRock Equity Index	15.52%
BlackRock Small Cap-Index	17.79%
Van Kampen Real Estate	38.06%
AllianceBernstein International Value	25.69%
Oppenheimer Emerging Markets	24.40%
Brandes International Equity	26.78%
Turner Core Growth	8.52%
Frontier Capital Appreciation	16.35%
Group 1 Guaranteed Crediting Rate	10.00%

Potential Payments upon Termination or Change in Control
     The discussion below discloses the amount of compensation and/or other benefits due to each of our Named Executive Officers in the event of a termination of the officer’s employment including, but not limited to, a change in control. The amounts shown assume that the termination was effective as of December 31, 2006, and includes amounts earned through such time and are estimates of the amounts which would be paid out to the officers upon their termination. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us.
     Earl J. Hesterberg
     The following table shows the potential payments upon termination or change in control for Mr. Hesterberg, our President and Chief Executive Officer:

	Involuntary		Constructive		Termination for
	Termination		Termination (CIC)		Cause		Death		Disability
Salary	$2,000,000	(1)	$2,000,000	(2)	N/A	(3)	N/A	(3)	N/A	(3)
Equity Compensation	$6,723,600	(4)	$6,723,600	(4)	N/A	(3)	$6,723,600	(4)	$6,723,600	(4)
Tax Gross-Up	N/A	(5)	$3,238,333	(6)	N/A	(5)	N/A	(5)	N/A	(5)
Total

(1)	Under his employment agreement, if Mr. Hesterberg is terminated as a result of an “involuntary termination,” he will be entitled to continue to receive his base salary which, as of December 31, 2006, was $1,000,000, for the lesser of two years or the remainder of the term of the employment agreement, but he will not be entitled to any bonus for the calendar year in which his employment is terminated. An “involuntary termination” includes: (a) termination by us without cause (as defined in the employment agreement), (b) a material breach of the employment agreement by us or (c) a material diminution in Mr. Hesterberg’s position, duties or authority.

(2)	Under his employment agreement, if Mr. Hesterberg terminates his employment with us following a reduction in his base salary within six months after a change in control, he will be entitled to continue to receive his base salary which, as of December 31, 2006, was $1,000,000, for the lesser of two years and the remainder of the term of the employment agreement, but he will not be entitled to any bonus for the calendar year in which his employment is terminated.

(3)	Under his employment agreement, we are not obligated to pay any amounts to Mr. Hesterberg other than his pro rata base salary through the date of his termination as a result of: (a) voluntary termination of employment by Mr. Hesterberg (except as otherwise provided in the notes to this table), (b) termination of employment by us for cause (as defined in the employment agreement) or (c) death or long-term disability.

(4)	Under his employment agreement, if Mr. Hesterberg’s employment with us is terminated as a result of an involuntary termination, death, or long-term disability, all restricted stock and stock options will become 100% vested and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the employment agreement. As of December 31, 2006, Mr. Hesterberg held 130,000 shares of unvested restricted stock and no unvested stock options.

(5)	Mr. Hesterberg is entitled to a tax gross-up only on payments made in connection with a change in control.

(6)	Under his employment agreement, if any payment made by us to or for the benefit of Mr. Hesterberg would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we are required to pay Mr. Hesterberg an additional amount to cover any such taxes and any interest or penalties imposed with respect to such taxes. The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the gross-up calculations, we have assumed that (a) no amounts will be discounted as attributable to reasonable compensation and (b) all cash severance payments are contingent on a change in control.
Mr. Hesterberg’s employment agreement provides that for a period of two years following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees.

     John C. Rickel
     The following table shows the potential payments upon termination or change in control for Mr. Rickel, our Senior Vice President and Chief Financial Officer:

	Involuntary
	Not For Cause				Voluntary		Constructive
	Termination		Termination for Cause		Termination		Termination (CIC)		Death/ Disability
Salary	$1,225,000	(1)	N/A	(2)	N/A	(2)	$1,225,000	(3)	$375,000	(4)
Equity Compensation	$517,200	(5)	N/A		N/A		$517,200	(5)	$1,939,500	(6)
Excise Tax Payment	N/A	(7)	N/A	(7)	N/A	(7)	$0	(8)	N/A	(7)
Total

(1)	Under his employment agreement, if Mr. Rickel is terminated by us without cause or Mr. Rickel terminates his employment with us following (a) our material breach of his employment agreement, (b) relocation of his primary employment location more than fifty miles, (c) material diminution of his position, duties or responsibilities or (d) our requesting him to perform an illegal or fraudulent activity, he will be entitled to receive: (x) his base-salary, which, as of December 31, 2006, was $425,000, for the greater of (i) the lesser of two years or the remainder of the term of the employment agreement, or (ii) one year, payable semi-monthly; and (y) a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(2)	Under his employment agreement, if Mr. Rickel is terminated by us for cause, or he terminates his employment with us for any reason (except as otherwise provided in the notes to this table), all compensation and benefits will cease and terminate as of the date of termination.

(3)	Under his employment agreement, if Mr. Rickel terminates his employment following an involuntary reduction of his salary or incentive compensation targets within six months after the occurrence of a change in control, he will be entitled to: (a) a lump-sum payment of his base salary, which, as of December 31, 2006, was $425,000, for the greater of (i) the lesser of two years or the remainder of the term of the employment agreement, or (ii) one year, or (b) a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(4)	Under his employment agreement, upon his termination of employment as a result of death or disability, Mr. Rickel (or his beneficiary) will be entitled to his pro rata salary through the date of such termination and a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(5)	Under his employment agreement, if Mr. Rickel’s employment is terminated as described in note (1) or note (3), to this table, all restricted stock and stock options granted to Mr. Rickel under his incentive compensation and non-compete agreement will become 100% vested, and will be exercisable as if he had continued to be employed by us for the full term of his employment agreement. As of December 31, 2006, Mr. Rickel had 10,000 unvested shares of restricted stock and no unvested stock options remaining pursuant to his incentive compensation and non-compete agreement.

(6)	Under his incentive compensation and non-compete agreement and under the Stock Incentive Plan Restricted Stock Agreement, in the case of death or disability, all outstanding shares of restricted stock become 100% vested.

(7)	Mr. Rickel is entitled to payment of the excise tax under Section 4999 of the Internal Revenue Code only on payments made in connection with a change in control.

(8)	Under his employment agreement, if any payment made by us to or for the benefit of Mr. Rickel would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we are required to pay Mr. Rickel an additional amount equal to such excise tax. The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%.
Mr. Rickel’s incentive compensation and non-compete agreement provides that for a period of two years following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees.

     Randy L. Callison
     The following table shows the potential payments upon termination or change in control for Mr. Callison, our Senior Vice President, Operations and Corporate Development:

	Involuntary						Constructive
	Not For Cause		Termination for		Voluntary		Termination
	Termination		Cause		Termination		(CIC)		Disability		Death
Salary	$720,000	(1)	N/A	(2)	N/A	(2)	$720,000	(3)	$120,000	(4)	N/A
Equity Compensation	$517,200	(4)	N/A		N/A		$517,200	(5)	$1,556,772	(6)	$1,556,772	(6)
Excise Tax Payment	N/A	(7)	N/A	(7)	N/A	(7)	$0	(8)	N/A	(7)	N/A	(7)
Total

(1)	Under his incentive compensation, confidentiality, non-disclosure and non-compete agreement, if Mr. Callison is terminated by us without cause or Mr. Callison terminates his employment with us following (a) our material breach of his employment agreement, (b) relocation of his primary employment location more than fifty miles, (c) material diminution of his position, duties or responsibilities or (d) our requesting him to perform an illegal act or sign off on an inappropriate financial statement, he will be entitled to receive: (x) a cash lump-sum payment of $400,000; and (y) a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(2)	Under his incentive compensation, confidentiality, non-disclosure and non-compete agreement, if Mr. Callison is terminated by us for cause, or he terminates his employment with us for any reason (except as otherwise provided in the notes to this table), all compensation and benefits will cease and terminate as of the date of termination.

(3)	Under his incentive compensation, confidentiality, non-disclosure and non-compete agreement, if Mr. Callison terminates his employment with us following an involuntary reduction of his salary or incentive compensation targets within six months after the occurrence of a change in control, he will be entitled to: (x) a cash lump-sum payment of $400,000; and (y) a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(4)	Under his incentive compensation, confidentiality, non-disclosure and non-compete agreement, Mr. Callison is entitled to 120 days salary if disabled.

(5)	Under his incentive compensation, confidentiality, non-disclosure and non-compete agreement, if Mr. Callison’s employment is terminated as described in note (1) or note (3) to this table all restricted stock and stock options granted to Mr. Callison under his incentive compensation, confidentiality, non-disclosure and non-compete agreement will become 100% vested, and will be exercisable as if he had continued to be employed by us for the full term of his employment agreement. As of December 31, 2006, Mr. Callison had 10,000 unvested shares of restricted stock and no unvested stock options remaining pursuant to his incentive compensation, confidentiality, non-disclosure and non-compete agreement.

(6)	Under the stock incentive plan restricted stock agreement, in the case of death or disability, all outstanding shares of restricted stock become 100% vested.

(7)	Mr. Callison would be entitled to payment of the excise tax under Section 4999 of the Internal Revenue Code only on payments made in connection with a change in control.

(8)	Under his incentive compensation, confidentiality, non-disclosure and non-compete agreement, if any payment made by us to or for the benefit of Mr. Callison would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we are required to pay Mr. Callison an additional amount equal to such excise tax. The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%.
Mr. Callison’s incentive compensation, confidentiality, non-disclosure and non-compete agreement provides that for a period of two years following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees.

     Darryl M. Burman
     The following table shows the potential payments upon termination or change in control for Mr. Burman, our Vice President, General Counsel and Corporate Secretary:

	Involuntary
	Not For Cause		Termination for		Voluntary		Constructive
	Termination		Cause		Termination		Termination (CIC)		Death/ Disability
Salary	$341,562	(1)	N/A	(2)	N/A	(2)	$341,562	(3)	$16,562	(4)
Equity Compensation	$258,600	(5)	N/A		N/A		$258,600	(5)	$258,600	(5)
Excise Tax Payment	N/A	(6)	N/A	(6)	N/A	(6)	$0	(7)	N/A	(6)
Total

(1)	Under his employment agreement, if Mr. Burman is terminated by us without cause or Mr. Burman terminates his employment with us following (a) our material breach of his employment agreement, (b) relocation of his primary employment location more than 50 miles, (c) material diminution of his position, duties or responsibilities or (d) our requesting him to perform an illegal or fraudulent activity, he will be entitled to receive: (x) his base-salary, which, as of December 31, 2006, was $325,000, for the lesser of one year or the remainder of the term of the employment agreement; and (y) a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(2)	Under his employment agreement, if Mr. Burman is terminated by us for cause, or he terminates his employment with us for any reason (except as otherwise provided in the notes to this table), all compensation and benefits will cease and terminate as of the date of termination.

(3)	Under his employment agreement, if Mr. Burman terminates his employment with us following an involuntary reduction of his salary or incentive compensation targets within six months after the occurrence of a change in control, he will be entitled to: (a) a lump-sum payment of his base salary, which, as of December 31, 2006, was $325,000, for the lesser of one year or the remainder of the term of the employment agreement, and (b) a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(4)	Under his employment agreement, upon his termination of employment as a result of death or disability, Mr. Burman (or his beneficiary) will be entitled to his pro rata salary through the date of such termination and a pro-rata bonus (based on his termination date), calculated in accordance with our Incentive Compensation Plan, paid in the next year following the release of earnings for the year in which the termination occurred.

(5)	Under his employment agreement, if Mr. Burman’s employment is terminated as described in note (1) or note (3), to this table, or as result of his death or disability, all restricted stock and stock options granted to Mr. Burman under his incentive compensation and non-compete agreement will become 100% vested, and will be exercisable as if he had continued to be employed by us for the full term of his employment agreement. As of December 31, 2006, Mr. Burman had 5,000 unvested shares of restricted stock remaining pursuant to his incentive compensation and non-compete agreement.

(6)	Mr. Burman is entitled to payment of the excise tax under Section 4999 of the Internal Revenue Code only on payments made in connection with a change in control.

(7)	Under his employment agreement, if any payment made by us to or for the benefit of Mr. Burman would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we are required to pay Mr. Burman an additional amount equal to such excise tax. The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%.
Mr. Burman’s incentive compensation and non-compete agreement provides that for a period of one year following his termination of employment, he will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees. However, upon such termination, Mr. Burman shall not be prohibited from immediately engaging in the practice of law, independently or with a law firm, and from performing legal services on our behalf or any business competitive with any line of business conducted by us or any of our subsidiaries or affiliates (including, without limitation, any public or private auto retailer), regardless of termination for cause, voluntary termination, involuntary termination, or expiration of his agreement.

REPORT OF THE COMPENSATION COMMITTEE
     During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation Committee:
•	reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management; and

•	based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
     Respectfully submitted by the Compensation Committee of the Board of Directors,
Max P. Watson, Jr. (Chairman)
John L. Adams
Louis E. Lataif
J. Terry Strange

DIRECTOR COMPENSATION
Non-Employee Director Compensation
     The following table sets forth a summary of the compensation we paid to our non-employee directors. Directors who are our full-time employees receive no compensation for serving as directors. The only current employee serving as a director is Earl J. Hesterberg, our President and Chief Executive Officer.
Director Compensation for the Year Ended December 31, 2006

	Fees
	Earned or			Change in Pension Value
	Paid in	Stock	Option	and Nonqualified Deferred	All Other
Name	Cash	Awards(1)	Awards(2)	Compensation Earnings	Compensation(3)	Total
	($)	($)		($)	($)	($)
John L. Adams	194,250	59,081	—	21,743	17,600	292,674
Robert E. Howard II	54,000	59,081	—	1,219	17,600	131,900
Louis E. Lataif	94,250	59,081	—	12,870	17,600	183,801
Stephen D. Quinn	91,250	59,081	—	15,434	17,600	183,365
J. Terry Strange	95,750	59,081	56,182	—	17,600	228,613
Max P. Watson, Jr.	76,500	59,081	—	—	17,600	153,181

(1)	The amounts included in the “Stock Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K. The awards for which compensation expense was recognized consist of aggregate stock awards of 9,270 in 2006. No director had any stock awards outstanding at December 31, 2006.

(2)	The amounts included in the “Option Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K. The awards for which compensation expense was recognized consist of 3,334 shares related to thte November 11, 2003 grant. The aggregate number of options awards outstanding at December 31, 2006 for each director was: Adams — 0; Howard — 0; Lataif — 0; Quinn — 10,000; Strange — 10,000; and Watson — 16,000.

(3)	Reflects the maximum cost associated with the personal use of one company vehicle or the economic equivalent.
     Retainers and Fees
     Each non-employee director receives the following compensation:
•	an annual retainer of (1) $35,000 in cash and (2) restricted stock or restricted stock units valued at approximately $70,000 at the time of the grant pursuant to the 1996 Stock Incentive Plan (prior to November 2006, our non-employee directors received stock awards valued at $60,000);

•	an additional cash retainer of $15,000 for the chair of the Audit Committee, $10,000 for the chair of the Compensation Committee and $7,500 for the chairs of the Nominating/Governance Committee and the Finance/Risk Management Committee;

•	a meeting fee of $2,500 for each Board and Audit Committee meeting attended and $1,500 for each Compensation Committee, Nominating/Governance Committee, Finance/Risk Management Committee and Special Committee meeting attended; and

•	the use of one company vehicle, or the economic equivalent, equal to $17,600 annually.
     The non-executive chairman of our Board of Directors, Mr. Adams, receives an additional annual retainer of $100,000 in cash.
     All cash retainer amounts are paid quarterly and all meeting fees are payable on the date of the meeting. The equity portion of the annual retainer is paid annually. Abbreviated meetings, as determined at the discretion of the chair, result in the payment of one-half of the regular fees for the meeting.

     Equity-Based Compensation
     The equity portion of our non-employee directors’ 2006 annual retainer was approved in November 2005 and consisted of a grant of approximately $60,000 of restricted stock or restricted stock units. Based on the price of our common stock on March 6, 2006, each non-employee director received 1,545 shares of restricted stock or restricted stock units in payment of the equity portion of the 2006 annual retainer. Each non-employee director had the option to select whether he received restricted stock or restricted stock units. The grants were made effective as of the later of March 6, 2006 and the date on which the director made an election to receive restricted stock or restricted stock units.
     The equity portion of our non-employee directors’ 2007 annual retainer was approved in November 2006 and consisted of a grant of approximately $70,000 of restricted stock or restricted stock units. The grant was to be effective January 1, 2007 and the number of units was to be determined based on the closing market price of our common stock on December 29, 2006, the last trading day prior to the grant date. Accordingly, each non-employee director received 1,342 shares of restricted stock or restricted stock units in payment of the equity portion of the 2007 annual retainer.
     The restricted stock or restricted stock units vest fully after six months. Any unvested restricted stock and any restricted stock units may not be sold or otherwise transferred. In the event that a director’s membership on our Board of Directors is terminated for any reason other than retirement, death or disability, the director, for no consideration, forfeits to us all of his unvested shares of restricted stock or restricted stock units. All unvested restricted stock or restricted stock units held by a director vest upon the death or disability of the director. The vested restricted stock units held by a director are settled in shares of our common stock upon the termination of the director’s membership on our Board of Directors.
     Our directors have historically from time to time been granted stock options under the 1996 Stock Incentive Plan. Stock options vest at the rate of 33 1/3% per year and expire 10 years from the grant date. However, no stock options have been granted to our non-employee directors since 2002.
     Nonqualified Deferred Compensation
     Messrs. Adams, Lataif, Quinn and Howard have elected to participate in the Deferred Compensation Plan. The plan provides those directors who elect to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants. During the fiscal year ended December 31, 2006, our directors elected to participate in the 10% declared interest rate investment option, deferring all of their retainer and attendance fees.

STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our Named Executive Officers, our current directors and executive officers as a group, and any stockholders with over 5% of our common stock. Except as otherwise indicated, all information is as of March 30, 2007.

				Percent
	Aggregate Number		Acquirable within	of Class
Name and Address of Beneficial Owner (1)	of Shares Owned (2)		60 Days (3)	Outstanding (4)
Earl J. Hesterberg	141,294		—	*
John C. Rickel	40,527		—	*
Randy L. Callison	35,547		9,600	*
Darryl M. Burman	5,200		—	*
John L. Adams	34,589		—	*
Robert E. Howard II	7,089		—	*
Louis E. Lataif	5,589		—	*
Stephen D. Quinn	8,589		10,000	*
J. Terry Strange	5,589		10,000	*
Max P. Watson, Jr.	15,589		16,000	*
American Century Companies,Inc.	1,841,015	(5)	—	7.6
4500 Main Street Kansas City, MO 64111
Barclays Global Investors, N.A	2,638,921	(6)	—	10.9
45 Fremont Street, 18th Floor San Francisco, CA 94105
Dimensional Fund Advisors Inc.	1,617,951	(7)	—	6.7
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Goldman Sachs Asset Management, LP	2,856,631	(8)	—	11.8
85 Broad St New York, NY 10004
All directors and executive officers as a group (10 persons)	299,602		45,600	1.4%

*	Represents less than 1% of the outstanding common stock

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, Texas 77024.

(2)	Reflects the number of shares beneficially held by the named person as of March 30, 2007.

(3)	Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of March 30, 2007, or within 60 days after March 30, 2007, under our stock option plan.

(4)	Based on the number of shares owned and acquirable within 60 days at March 30, 2007.

(5)	As reported on Schedule 13G as of December 31, 2006, and filed with the Securities and Exchange Commission on February 13, 2007, American Century Companies, Inc., a parent holding company (“ACC”), American Century Investment Management, Inc., an investment advisor (“ACIM”) and American Century Quantitative Equity Funds, Inc. (“ACQEF”), an investment company, reported beneficial ownership of 1,841,015 shares. Each of ACIM and ACC have sole voting power with respect to 1,667,578 shares and sole dispositive power with respect to 1,841,015 shares. ACQEF has sole voting and dispositive power with respect to 1,304,552 shares. Various persons, including the investment companies and separate institutional investor accounts that ACIM serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares listed herein. ACIM is not aware of any one client it advises that owns more than 5% of shares.

(6)	In a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, Barclays Global Investors, N.A. (“Barclays”), Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited reported beneficial ownership of 2,638,921 shares. Barclays is the beneficial owner of, and has sole dispositive power over, 1,866,441 shares and has sole voting power over 1,785,257 shares. Barclays Global Fund Advisors is the beneficial owner of, and has sole voting and dispositive power over, 757,146 shares. Barclays Global Investors, Ltd. is the beneficial owner of, and has sole voting and dispositive power over, 15,334 shares. The address for Barclays and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address for Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH England. The address for Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-0012 Japan.

(7)	Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”) serves as investment manager to certain other commingled group trusts and separate accounts. All securities reported are owned by advisory clients of Dimensional, not one of which, to the knowledge of Dimensional, owns more than 5% of the class. In its role as investment advisor or manager, Dimensional has sole voting and dispositive power as to 1,617,951 shares. Dimensional disclaims beneficial ownership of all such shares, as reported on Amendment No. 2 to Schedule 13G as of December 31, 2006 and filed with the Securities and Exchange Commission on February 9, 2007.

(8)	As reported on Amendment No. 1 to Schedule 13G as of December 31, 2006 and filed with the Securities and Exchange Commission on February 8, 2007, Goldman Sachs Asset Management L.P. (GSAM LP), an investment advisor, claims beneficial ownership and sole dispositive power of 2,856,631 shares and sole voting power of 2,722,518 shares. GSAM LP disclaims beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties.
Section 16(a) Beneficial Ownership Reporting Compliance
     Our executive officers, directors and any person who owns more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, during the year ended December 31, 2006, all filing requirements were met, except that two Form 4s for Mr. Howard, which covered a total of 32 transactions, were due on March 30, 2006, and were filed late on April 4, 2006.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information regarding equity compensation plans as of December 31, 2006.

Number of securities
remaining available for
future issuance under
	Number of securities to be		equity compensation
	issued upon exercise of	Weighted-average exercise	plans (excluding
	outstanding options,	price of outstanding options,	securities reflected in
	warrants and rights	warrants and rights	Column (A))
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders	271,170	$28.10	1,821,754	*

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	271,170	$28.10	1,821,754

*	Includes 638,052 shares available under the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     John L. Adams, Louis E. Lataif, J. Terry Strange and Max P. Watson, Jr. served on the Compensation Committee in fiscal year 2006. None of the directors who served on the Compensation Committee in fiscal year 2006 has ever served as one of our officers or employees. During fiscal year 2006, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.
TRANSACTIONS WITH RELATED PERSONS
Transactions
     Set forth below is a description of certain transactions entered into between our company and our executive officers, directors and 5% stockholders.
     We generally seek to enter into lease agreements permitting us to maintain control of the leased facilities for up to 30 years. The lease agreements are typically nonrenewable at our option at various times during the lease term. We lease our facilities at what are believed to be market terms. Pursuant to the terms of the lease agreements, we are generally required to pay all applicable property taxes, maintain adequate insurance and, if necessary, perform certain repairs as provided in the leases. In the event of loss, we may be required to use our insurance proceeds to repair or replace the leased buildings.
     North Broadway Real Estate, an Oklahoma limited liability company owned 50% by Mr. Howard and 50% by an unrelated third party, leases to us the real estate and facilities of one of our collision repair centers in Edmond, Oklahoma. This lease provides for a monthly rental rate of $13,300 and expires on March 31, 2012.
     REHCO East, L.L.C., an Oklahoma limited liability company owned 90% by Mr. Howard and 10% by an unrelated third party, leases to us the property used by South Pointe Chevrolet, an automobile dealership in Tulsa, Oklahoma. The lease relating to this property provides for monthly rental payments of $90,000 and expires on December 31, 2032. We can terminate this lease on December 31, 2017, December 31, 2022 and December 31, 2027, with six months prior written notification.

     Bob Howard Pontiac-GMC, one of our subsidiaries, leases two properties owned by Mr. Howard and used by Bob Howard Pontiac-GMC and Bob Howard Dodge Chrysler Jeep as automobile dealerships in Oklahoma City, Oklahoma. These leases provide for monthly rental payments of $91,195 and expire on December 31, 2027. We can terminate these leases on December 31, 2007, December 31, 2012, December 31, 2017 and December 31, 2022, with six months prior written notification.
     Bob Howard Chevrolet, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Chevrolet as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $51,507 and expires on December 31, 2027. We can terminate this lease on December 31, 2007, December 31, 2012, December 31, 2017 and December 31, 2022 with six months prior written notification.
     Bob Howard Toyota, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Toyota as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $35,577 and expires on December 31, 2027. We can terminate this lease on December 31, 2007, December 31, 2012, December 31, 2017 and December 31, 2022, with six months prior written notification.
     Bob Howard Honda Acura, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Honda Acura as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $44,376 and expires on December 31, 2027. We can terminate this lease on December 31, 2017 and December 31, 2022, with six months prior written notification.
     In connection with our planned relocation of Bob Howard Toyota, we have entered into a lease with REHCO, LLC, an Oklahoma limited liability company, owned by Mr. Howard. The lease relating to this property provides for monthly rental payments of $20,265 during the construction period. This monthly rental rate represents rent on the land. Upon completion of construction, the facility will be sold to Mr. Howard at our construction cost and the monthly rental rate under the lease will be adjusted accordingly. This lease expires on May 31, 2035 and allows for early termination on May 31, 2020, May 31, 2025 and May 31, 2030, with six months prior written notification.
     Total lease payments from Group 1 to Mr. Howard during 2006 were $4,154,640.
Registration Agreement
     During 2001, Mr. Howard entered into a registration agreement with us. Under the agreement, we included 700,000 shares of Group 1 common stock owned by Mr. Howard in a registration statement that we were filing for our benefit, in return for Mr. Howard’s agreement not to sell any shares of Group 1 common stock owned by him, except for shares of common stock sold pursuant to the registration statement, until the earlier of (i) the first business day immediately following the consummation of the sale of all his shares of common stock covered by the registration statement or (ii) the first business day immediately following the termination of the registration agreement by Mr. Howard or us. The registration agreement allows us to defer the sale by Mr. Howard of any shares of common stock covered by this registration statement under certain circumstances. We agreed to pay all expenses incurred in connection with the registration statement, other than expenses directly attributable to the inclusion of Mr. Howard’s shares of our common stock in the registration statement. In addition, Mr. Howard agreed to pay any underwriters’ discounts and commissions applicable to his shares of common stock covered by the registration statement as well as the costs for experts or professionals, including counsel, employed by Mr. Howard or on his behalf in connection with the registration of his shares under the registration agreement. We have agreed to indemnify Mr. Howard for liabilities arising under the Securities Act with respect to any offering of his shares under the registration statement, other than liabilities arising from information furnished by Mr. Howard. Mr. Howard has agreed to indemnify us for liabilities arising under the Securities Act with respect to any such offering as a result of information furnished by him. As of December 31, 2006, Mr. Howard has sold 400,000 of the 700,000 shares covered by the registration agreement.
Policies and Procedures
     We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are filed of public record with the Securities and Exchange Commission when required, and disclosed in our proxy statement.
     Our code of conduct prohibits all conflicts of interest. Under the code of conduct, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our company. Our prohibition on conflicts of interest under the code of conduct includes related person transactions.
     We have multiple processes for reporting conflicts of interests, including related person transactions. Under the code of conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Audit Committee, the Board of Directors or our independent accountants, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and

•	any other matters deemed appropriate with respect to the particular transaction.
Ultimately, all such transactions must be approved or ratified by the Board of Directors. Any member of the Board of Directors who is a related person with respect to a transaction is recused from the review of the transaction
     In addition, annually our legal staff distributes a questionnaire to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the code of conduct. At the completion of the annual audit, our Audit Committee and the independent auditors review with management, insider and affiliated party transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related party transactions and potential conflicts of interest and report them to senior management and the Audit Committee.
     We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, our Corporate Governance Guidelines require that the Board of Directors assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “The Independence of the Members of the Board of Directors” on page 9.

ITEM 2 — AMENDMENT AND RESTATEMENT OF THE
GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN
AS THE
GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN
General
     Our Board of Directors and stockholders adopted the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (the “1996 Stock Incentive Plan”) in November 1996. Amendments to the 1996 Stock Incentive Plan increasing the number of shares issuable under the plan were approved by our Board of Directors and stockholders in 1997, 1999, 2000 and 2004. As a result, an aggregate of 5,500,000 shares may be issued under the 1996 Stock Incentive Plan.
     On March 8, 2007, our Board of Directors adopted an amendment and restatement of the 1996 Stock Incentive Plan to:
•	rename the plan as the “Group 1 Automotive, Inc. 2007 Long Term Incentive Plan” (the “Long Term Incentive Plan”);

•	increase the number of shares of common stock available for issuance under the plan from 5,500,000 to 6,500,000 shares;

•	extend the duration of the plan from March 9, 2014 to March 8, 2017;

•	require that the term of any options and stock appreciation rights granted from and after the date of the proposed amendment and restatement of the plan not exceed 10 years (measured from the date of the grant);

•	add a prohibition on the repricing of options and stock appreciation rights (or the cancellation and replacement of outstanding options and stock appreciation rights) to lower the exercise price;

•	add flexibility for the Compensation Committee to grant bonus stock awards;

•	add flexibility for the Compensation Committee to grant performance awards (denominated in either shares of our common stock or dollars), the vesting of which is based on performance criteria and the payment of which may be either in shares or dollars);

•	expand the list of performance measures that may be used by the Compensation Committee in making awards of restricted stock that are subject to performance-based vesting requirements and provides for the adjustment of performance measures by the Compensation Committee in the case of significant extraordinary items or events;

•	add a deadline for the payment of dividends on restricted stock, in compliance with Section 409A of the Internal Revenue Code;

•	add a limitation on the Compensation Committee’s power to approve transfers of awards, to prohibit approval of awards to be transferred for consideration; and

•	add an appendix to the plan setting out certain restrictions and provisions applicable to awards made to persons in the United Kingdom.
     The proposed amendment and restatement of the 1996 Stock Incentive Plan as the Long Term Incentive Plan is contingent upon receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. In addition, under applicable rules of the New York Stock Exchange, in order for the proposal to be approved, the total number of shares of common stock cast with respect to the proposal must represent over 50% of our common stock entitled to vote on the proposal. Abstentions will be counted as votes cast against the proposal and broker non-votes will not be counted as votes cast with respect to the proposal under applicable rules of the New York Stock Exchange. Our Board of Directors recommends voting “FOR” approval by the stockholders of the proposed amendment and restatement of the 1996 Stock Incentive Plan as the Long Term Incentive Plan. The terms and conditions of the Long Term Incentive Plan, and key differences between the 1996 Stock Incentive Plan and the Long Term Incentive Plan, are described below.
Purpose of the Long Term Incentive Plan
     One of the purposes of the Long Term Incentive Plan is to align our executives’ and other key employees’ long-term interests with those of our stockholders and to allow these individuals to develop and maintain a potentially significant equity ownership position in us. We believe that our Long Term Incentive Plan provides these individuals with an increased incentive to contribute to our future success and prosperity, thus enhancing the value of our company for the benefit of our stockholders. A further purpose of the Long Term Incentive Plan is to enhance our ability to attract and retain individuals who are essential to our progress, growth and profitability. We believe that our current ability to attract and retain key personnel is acutely important for the future success of our company.
Increase in Number of Shares
     The proposed amendment and restatement of the plan amends the plan to increase the number of shares of common stock available for issuance under the plan from 5,500,000 to 6,500,000 shares. As of December 31, 2006, we had issued 4,445,998 shares of our common stock pursuant to awards under the plan and 271,170 shares were subject to issuance pursuant to awards under the plan. If the plan is not amended and restated, only 1,054,002 shares remain available under the plan for future grants. We do not believe that this number of shares is adequate to attract, incentivize, and retain high quality senior executive officers and other key personnel for our current operations and the principals and key personnel of our anticipated acquired operations. Our Board of Directors believes that the Long Term Incentive Plan should be amended to increase the number of shares authorized under the plan by 1,000,000 shares in order to meet our needs. We believe that the additional availability from this increase will be sufficient to attract new senior executive officers and to cover any other awards to our executives and key employees for the foreseeable future.
     In considering whether to approve an amendment to the Long Term Incentive Plan to increase the number of shares available under the plan, our Board of Directors performed a detailed analysis of the percentage of our outstanding stock represented by outstanding options and shares available for future grant under the plan, or “overhang.” The overhang at any particular date is calculated by dividing (1) the number of shares of common stock subject to options outstanding on such date plus the number of shares available for issuance under the plan on such date by (2) the number of shares described in clause (1) above plus the total number of shares of common stock outstanding on such date. On the record dates of the 2005 and 2006 annual meetings, the overhang was approximately 9.4% and 5.1% respectively. We estimate that options to purchase 200,000 shares will be exercised in 2007 by participants with grants maturing in 2007 or in connection with employment terminations and retirements during 2007. After giving effect to the 1,000,000 share increase in the availability under the plan, we estimate that the overhang will be approximately 9.0%.
Extension of the Duration
     The proposed amendment and restatement of the plan extends the duration of the plan from March 9, 2014 to March 8, 2017. Upon termination of the plan, future awards are not permitted to be made under the plan. Termination of the plan does not affect awards made prior to termination.
Limitation on Terms of Options and Stock Appreciation Rights
     The proposed amendment and restatement of the plan requires that the term of any options and stock appreciation rights granted from and after the date of the proposed amendment and restatement of the plan not exceed 10 years (measured from the date of the grant).

Prohibition on Repricing of Options
The proposed amendment and restatement of the plan adds a prohibition on the repricing of options (or the cancellation and replacement of outstanding options and stock appreciation rights) to lower the exercise price, except in connection with adjustments otherwise permitted under the plan with respect to certain corporate transactions.
Flexibility to Grant Bonus Stock Awards
     The proposed amendment and restatement of the plan adds flexibility for the Compensation Committee to grant bonus stock awards, which are unrestricted grants of our common stock. Bonus stock awards may be granted without vesting requirements and any payment and other terms can be established by the Compensation Committee.
Flexibility to Grant Performance Awards
     The proposed amendment and restatement of the plan adds flexibility for the Compensation Committee to grant performance awards (denominated in either shares of our common stock or dollars), the vesting of which is based on performance measures and the payment of which may be either in shares or dollars, as the Compensation Committee chooses). The performance measures upon which the Compensation Committee could condition the vesting of performance awards are the same performance measures as are available under the plan with respect to awards of restricted stock.
Expansion of Performance Criteria
     The proposed amendment and restatement of the plan expands the list of performance measures that the Compensation Committee may use to establish performance measures upon which, if satisfied, would result in the vesting of awards of restricted stock. The new performance measures that are added by the proposed amendment and restatement of the plan include:
•	our or any of our business units’ net income (before or after taxes) or any component of such net income calculation (such as sales, general and administrative expenses), as designated by the Compensation Committee;

•	our or any of our business units’ profit margins, as designated by the Compensation Committee;

•	our or any of our business units’ cash flow or return on investment, as designated by the Compensation Committee;

•	our or any of our business units’ earnings before or after interest, taxes, depreciation, and/or amortization, as designated by the Compensation Committee;

•	the economic value added;

•	our return on capital assets; and

•	our total stockholders’ return.
               The existing performance measures under the plan include: (a) the price of a share of common stock, (b) our earnings per share, (c) our or one of our business unit’s market share, as designated by the Compensation Committee, (d) our or one of our business unit’s sales, as designated by the Compensation Committee and (e) our return on stockholders’ equity achieved. The performance measures may be applied alone or in combination. Further, the proposed amendment and restatement of the plan authorizes the Compensation Committee to adjust performance measures for significant extraordinary items or events and clarifies that the measures may be absolute, relative to one or more other companies or relative to one or more indexes and may be contingent upon our future performance or that of any of our affiliates, divisions, business units or departments.

Payment Deadline on Dividends Declared with Respect to Restricted Stock
     The proposed amendment and restatement of the plan specifies a deadline for payment of any dividends that are declared with respect to shares of common stock that are subject to a restricted stock award, in compliance with Section 409A of the Internal Revenue Code, which applies unless otherwise specified in an award agreement. Unless otherwise specified, the dividends must be paid by no later than the end of the calendar year in which the dividends are paid to our stockholders or, if later, the fifteenth day of the third month following the date the dividends are paid to our stockholders.
Prohibition on Transfers of Awards for Consideration
     The proposed amendment and restatement of the plan specifies that the Compensation Committee cannot consent to the transfer of any award granted under the plan if the holder of the award is to receive consideration in connection with the transfer.
Addition of United Kingdom Appendix
     The proposed amendment and restatement of the plan adds a United Kingdom Appendix to the Long Term Incentive Plan (the “Appendix”), specifying certain requirements and provisions applicable only with respect to awards made under the plan to persons in the United Kingdom. Based on our recent dealership acquisition in England, we anticipate making awards to key personnel at those dealerships. The provisions in the Appendix, described below, are required in order for such awards to comply with various legal requirements under applicable United Kingdom laws.
Summary of the Long Term Incentive Plan
     The following section summarizes the material terms of the Long Term Incentive Plan. The summary is qualified in its entirety as reference to the Long Term Incentive Plan, which is set forth on Appendix A.
     The Long Term Incentive Plan provides for the grant of any or all of the following types of awards:
•	incentive stock options;

•	stock options that do not constitute incentive stock options (“non-statutory stock options”);

•	restricted stock;

•	performance awards;

•	phantom stock; and

•	bonus stock.
     Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination or in tandem as determined by the Compensation Committee, which is currently comprised of Messrs. Adams, Lataif, Strange and Watson. The Compensation Committee consists solely of “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee was granted all authority to grant awards under the plan.
     Term. The 1996 Stock Incentive Plan was adopted effective as of November 1996 and will terminate on March 9, 2014 unless terminated earlier by our Board of Directors. The proposed amendment and restatement of the 1996 Stock Incentive Plan as the Long Term Incentive Plan approved by our Board of Directors, subject to approval by our stockholders, extends the duration of the plan to March 8, 2017. Termination of the Long Term Incentive Plan will not affect the awards made prior to termination, but awards will not be made after termination.

     Administration. The Long Term Incentive Plan is administered by the Compensation Committee. Subject to the terms of the Long Term Incentive Plan, the Compensation Committee has sole authority and discretion to:
•	designate which employees, consultants or directors shall receive an award;

•	determine the types of awards to be granted under the plan;

•	determine the time or times an award shall be made;

•	determine the number of shares of our common stock that may be issued under each option or restricted stock award;

•	determine the terms and conditions of any award;

•	interpret, construe and administer the plan and any agreement relating to an award made under the plan; and

•	make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the plan.
     Eligibility. Under the Long Term Incentive Plan, the Compensation Committee may only grant awards to persons who, at the time of grant, are our employees, employees of our subsidiaries, consultants who provide services to us or our subsidiaries and non-employee members of our Board of Directors. In light of the Compensation Committee’s discretion, the actual number of individuals who will receive an award under the plan cannot be determined in advance. As of December 31, 2006, 8,785 employees (including 10 executive officers) and 6 non-employee directors were potentially eligible to participate in the Long Term Incentive Plan.
     Shares Subject to the Long Term Incentive Plan. There are 5,500,000 shares of common stock reserved for issuance under the Long Term Incentive Plan. An additional 1,000,000 shares of our common stock have been reserved for issuance subject to approval by our stockholders. If an award granted under the Long Term Incentive Plan lapses or otherwise terminates without the delivery of shares of our common stock or of other consideration, then the shares of our common stock covered by such award will again be available for awards granted under the Long Term Incentive Plan. In addition, shares issued under the Long Term Incentive Plan and forfeited back to the plan will again be available for the grant of an award under the plan. Subject to stockholder approval, the maximum number of shares of our common stock that may be subject to incentive stock options is 6,500,000. The following limitations apply with respect to awards granted under the plan:
•	the maximum number of shares of our common stock that may be subject to awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 500,000 shares;

•	the aggregate maximum number of shares of common stock that may be granted as restricted stock awards, phantom stock awards or bonus stock awards during the term of the plan may not exceed 2,500,000 shares of our common stock; and

•	the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares of common stock paid in satisfaction of such performance awards) granted to any one individual during any calendar year may not exceed $7,500,000 and any payment due with respect to a performance award must be paid no later than 10 years after the date of the grant of the award.
     The limitations with respect to any individual that are described in the first and third bullets of the preceding sentence must be applied in a manner that will permit compensation generated under the Long Term Incentive Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. For purposes of this provision and the limitation with respect to the exercise price at which options and stock appreciation rights may be granted under the Long Term Incentive Plan, fair market value means, as of any specified date, the mean of the high and low sales prices of our common stock reported on the NYSE on that date, or, if there have been no sales so reported on that date, on the last preceding date on which a sale was reported.
     Any shares of our common stock delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or (where permitted by applicable law) previously issued shares of our common stock reacquired by us. The number of shares authorized to be issued under the Long Term Incentive Plan and the maximum number of shares that may be awarded to any one individual during any calendar year are subject to adjustment upon a reorganization, stock split, recapitalization or other change in our capital structure.
     Awards granted under the Long Term Incentive Plan (other than incentive stock options, which are subject to special rules described below) may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) with the consent of the Compensation Committee. However, subject to shareholder approval of the proposed amendment and restatement of the plan, the Compensation Committee may not approve the transfer of any award granted under the plan if the holder of the award is to receive any consideration in connection with the transfer.
     Stock Options. The Long Term Incentive Plan provides for two types of options: incentive stock options and non-statutory stock options. The Compensation Committee is authorized to grant options to eligible participants (which in the case of incentive stock options are only individuals who are employed by us or one of our subsidiaries at the time of grant) subject to the terms and conditions set forth below:
     The purchase price per share of our common stock will be determined by the Compensation Committee. However, the purchase price per share of our common stock will not be less than the fair market value of a share of our common stock on the date of the grant of such option regardless of whether such option is an incentive stock option or a non-statutory stock option. Further, the purchase price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Internal Revenue Code must be at least 110% of the fair market value of a share of our common stock at the time such option is granted. The purchase price or portion thereof shall be paid in full in the manner prescribed by the Compensation Committee.
     The Compensation Committee determines the term of each option; provided, however, that any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Internal Revenue Code must not be exercisable after the expiration of five years from the date of grant. The Compensation Committee also determines the time at which an option may be exercised in whole or in part, and the method by which (and the form, including cash or shares of our common stock or any combination thereof having a fair market value on the exercise date equal to the relevant exercise price, in which) payment of the exercise price with respect thereto may be made or deemed to have been made.
     Each incentive stock option is not transferable other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative. Each non-statutory stock option will not be transferable other than
•	by will or the laws of descent and distribution;

•	pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, as amended; or

•	with the consent of the Compensation Committee.
     Option awards may include the right to surrender the optioned shares in exchange for a payment in the amount of the fair market value of the shares for which the option is surrendered over the exercise price for such shares (a “stock appreciation right”). Stock appreciation rights granted in connection with incentive stock options are exercisable only when the fair market value of the common stock exceeds the exercise price therefore specified under the option. The term of each stock appreciation right may not exceed 10 years from the date of grant. Option agreements may contain such other terms as determined by the Compensation Committee. Subject to the consent of the employee, consultant or director who has been granted the option, the Compensation Committee is authorized to amend outstanding option agreements from time to time in any manner not inconsistent with the terms of the plan, including acceleration of the time at which the option, or a portion thereof, may be exercised.
     Subject to shareholder approval of the amendment and restatement of the plan, except in connection with adjustments for certain subdivisions or consolidations of our common stock or the payment of a stock dividend as described below, without shareholder approval, the Compensation Committee cannot amend an option agreement to decrease the exercise price of the option or stock appreciation rights granted in connection with the option (or cancel an option agreement and replace it with one having a lower exercise price for options or stock appreciation rights granted under the agreement).
     Restricted Stock Awards. The Compensation Committee is authorized to grant restricted stock awards to eligible individuals. Pursuant to a restricted stock award, shares of our common stock will be issued or delivered to the holder without any cash payment to us, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that the shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit the shares to us as may be determined in the discretion of the Compensation Committee. The restrictions on disposition and the forfeiture restrictions may lapse based upon
•	our attainment of specific performance targets established by the Compensation Committee that are based on (a) the price of a share of our common stock, (b) our earnings per share, (c) our market share, (d) the market share of one of our business units designated by the Compensation Committee, (e) our sales, (f) the sales of one of our business units designated by the Compensation Committee or (g) the return on stockholders’ equity achieved by us;

•	the holder’s continued employment with us or continued service as a consultant or director for a specified time;

•	the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee; or

•	a combination of these factors.
     Our Board of Directors has approved, subject to approval of our stockholders, the following additional performance measures that may be used in connection with restricted stock awards:
•	our or any of our business units’ net income (before or after taxes) or any component of such net income calculation (such as sales, general and administrative expenses);

•	our or any of our business units’ profit margins, as designated by the Compensation Committee;

•	our or any of our business units’ cash flow or return on investment, as designated by the Compensation Committee;

•	our or any of our business units’ earnings before or after interest, taxes, depreciation, and/or amortization, as designated by the Compensation Committee;

•	the economic value added;

•	our return on capital assets; or

•	our total stockholders’ return.
     Our Board of Directors has approved, subject to approval of our stockholders, an amendment of the plan that authorizes the Compensation Committee to adjust performance measures for significant extraordinary items or events, and clarifies that the measures may be absolute, relative to one or more other companies or relative to one or more indexes, and may be contingent upon our future performance or that of any of our affiliates, business units, divisions or departments.
     We retain custody of the shares of our common stock issued pursuant to a restricted stock award until the disposition and forfeiture restrictions lapse. The holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares until the expiration of the restriction period. However, upon the issuance to the holder of shares of our common stock pursuant to a restricted stock award, except for the foregoing restrictions, the holder will have all the rights of one of our stockholders with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares. Restricted stock award agreements may contain such other terms as determined by the Compensation Committee.
     Performance Awards. The Compensation Committee may, in its sole discretion, grant performance awards under the Long Term Incentive Plan that may be paid in cash, shares of common stock, or a combination thereof as determined by the Compensation Committee. At the time of the grant, the Compensation Committee will establish the maximum number of shares of common stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. A performance award will terminate if the recipient’s employment or service as a consultant to or director for us and our affiliates terminates during the applicable performance period, except as otherwise determined by the Compensation Committee.
     The receipt of cash or shares of common stock pursuant to a performance award will be contingent upon satisfaction by us, or any of our affiliates, business units, divisions or departments, of performance targets established by the Compensation Committee. The performance measures to which the Compensation Committee may subject a performance award are the same as those available with respect to the grant of restricted stock awards, and are subject to the same adjustment as applies with respect to restricted stock awards. Following the end of the performance period, the Compensation Committee will determine and certify in writing the amount payable to the holder of the performance award, not to exceed the maximum number of shares of common stock subject to, or the maximum value of, the performance award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, shares of our common stock or a combination thereof, as determined by the Compensation Committee. The payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. If a performance award covering shares of common stock is to be paid in cash, then the payment will be based on the fair market value of such stock on the payment date or such other date as may be specified by the Compensation Committee. Performance award agreements may contain such other terms as determined by the Compensation Committee.
     Phantom Stock Awards. The Compensation Committee is authorized to grant phantom stock awards under the Long Term Incentive Plan. These are awards of rights to receive shares of our common stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. These awards vest over a period of time established by the Compensation Committee, without satisfaction of any performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the recipient of a phantom stock award. A phantom stock award may include a stock appreciation right that is granted independently of a stock option. A phantom stock award will terminate if the recipient’s employment or service as a consultant to or director for us and our affiliates terminates during the applicable vesting period, except as otherwise determined by the Compensation Committee. Payment of a phantom stock award may be made in cash, shares of our common stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment to be made in cash will be based on the fair market value of our common stock on the payment date or such other date as may be specified by the Compensation Committee. Cash dividend equivalents may be paid during or after the vesting period, as determined by the Compensation Committee. Phantom stock award agreements may contain other terms as determined by the Compensation Committee.
     Bonus Stock Awards. The Compensation Committee is authorized to grant bonus stock awards under the Long Term Incentive Plan. Bonus stock awards are unrestricted shares of our common stock that are subject to such terms and conditions as the Compensation Committee may determine and they need not be subject to performance criteria or objectives or forfeiture. The Compensation Committee determines the purchase price, if any, for awards of bonus stock.

     Adjustments. The Long Term Incentive Plan provides that if we affect a subdivision or consolidation, or a payment of a stock dividend without receipt of consideration, on the shares of our common stock subject to an award, the number of shares subject to the award, and the purchase price thereunder (if applicable) are proportionately adjusted. If we recapitalize, reclassify or otherwise change our capital structure, outstanding awards will be adjusted so that the award will thereafter cover the number and class of shares to which the holder would have been entitled if he or she had been the holder of record of the shares covered by such award immediately prior to the recapitalization, reclassification or other change in our capital structure. Further, the aggregate number of shares available under the plan may also be appropriately adjusted by the Compensation Committee.
     Corporate Change. The Long Term Incentive Plan provides that, upon a Corporate Change (as defined below), the Compensation Committee may accelerate the vesting and exercise date of options and stock appreciation rights, cancel options and stock appreciation rights and make payments in respect thereof in cash, adjust the outstanding options and stock appreciation rights as appropriate to reflect the Corporate Change, or provide that each option and stock appreciation right is exercisable for the number and class of securities or property that the optionee would have been entitled to had the option or stock appreciation right already been exercised. Upon the occurrence of a Corporate Change, the Compensation Committee may fully vest any restricted stock awards then outstanding and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, if the Corporate Change constitutes a change in the ownership or effective control of us or of a substantial portion of our assets, within the meaning of Section 409A of the Internal Revenue Code, the Committee may require the mandatory surrender of phantom stock awards upon payment of the maximum value of such awards to their holders. The Long Term Incentive Plan provides that a Corporate Change occurs if:
•	we are dissolved and liquidated;

•	if we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity);

•	if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets;

•	any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or

•	after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.
     Amendment. Our Board of Directors in its discretion may terminate the Long Term Incentive Plan at any time with respect to any shares for which an award has not theretofore been made. Our Board of Directors has the right to alter or amend the Long Term Incentive Plan or any part thereof from time to time; provided that no change in any award theretofore made may be made which would impair the rights of the recipient of the award without the consent of such recipient and provided, further, that our Board of Directors may not, without approval of the stockholders, amend the Long Term Incentive Plan to
•	increase the maximum aggregate number of shares of our common stock that may be issued under the plan or

•	change the class of individuals eligible to receive awards under the plan.
     United Kingdom Appendix. The Appendix defined on page 48 provides that awards to persons in the United Kingdom may only be made to employees and executive directors of us and our affiliates and not to consultants or non-executive directors in the United Kingdom. The Appendix also provides that we or the United Kingdom participant’s employing company may make appropriate withholdings for applicable taxes and National Insurance (social security) in connection with any grant, exercise or cancellation of an award under the plan. Further, we or the employing company may require a participant to bear the cost of any National Insurance contributions for which we or the employing company may be liable as a consequence of the grant, exercise, release or assignment of any award under the plan. The Appendix applies only with respect to awards granted to persons in the United Kingdom and it incorporates all provisions of the Long Term Incentive Plan except as modified in the Appendix.
United States Federal Income Tax Aspects of the Long Term Incentive Plan
     Non-Statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the Long Term Incentive Plan (whether or not including a stock appreciation right) and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or stock appreciation right, and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.
     Incentive Stock Options. The incentive stock options under the Long Term Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
     Restricted Stock. An employee who has been granted restricted stock under the Long Term Incentive Plan will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares, and, subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the employee and deductible as such by us. Notwithstanding the foregoing, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award, in which case
•	subject to Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction at the same time and in the same amount;

•	dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us; and

•	there will be no further federal income tax consequences when the forfeiture restrictions lapse.
     Performance Awards and Phantom Stock Awards. An individual who has been granted a performance award or a phantom stock award generally will not realize taxable income at the time of grant and we will not be entitled to a deduction at that time. Whether a performance award or phantom stock award is paid in cash or shares of our common stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of our common stock either at the time the performance award or the phantom stock award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award or a phantom stock award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, deductible as such by us.
     Bonus Stock Awards. An individual who has been granted a bonus stock award will realize taxable income at the time of the grant and, subject to Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction at that time. Assuming there are no forfeiture or transfer restrictions and that no payment is required in respect of such awards, the amount of the taxable income and our deduction (subject to Section 162(m)) will be equal to the fair market value of our common stock subject to the award on the date of the grant.
     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Internal Revenue Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Internal Revenue Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted under the Long Term Incentive Plan that have an exercise price equal to or greater than the fair market value of the shares on the date of grant should not be limited by Section 162(m) of the Internal Revenue Code. (The current provisions of the 1996 Stock Incentive Plan and the proposed amendment and restatement thereof as the Long Term Incentive Plan do not permit the granting of options or stock appreciation rights with exercise prices lower than the fair market value of our common stock on the date of grant.) However, Section 162(m) of the Internal Revenue Code could limit our deduction with respect to compensation income generated in connection with the exercise of an option that had an exercise price less than the fair market value of the shares on the date of grant that was previously granted under the terms of the 1996 Stock Incentive Plan. Further, we believe that compensation income generated in connection with performance awards granted by the Compensation Committee under the Long Term Incentive Plan should not be limited by Section 162(m) of the Internal Revenue Code. The Long Term Incentive Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Internal Revenue Code, if the forfeiture restrictions relating to a restricted stock award are based solely upon the satisfaction of one of the performance criteria set forth in the Long Term Incentive Plan, then we believe that the compensation expense relating to such an award will be deductible by us if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards or performance awards will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with us).

Compensation income generated in connection with phantom stock awards and bonus stock awards will be subject to the Section 162(m) deduction limitation.
     The Long Term Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.
     The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the Long Term Incentive Plan. No consideration has been given to the effects of state, local, or other tax laws on the Long Term Incentive Plan or to individual award recipients.
Inapplicability of ERISA
     Based upon current law and published interpretations, we do not believe the Long Term Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
New Plan Benefits
     The specific individuals who will be granted awards under the Long Term Incentive Plan and the type and amount of any such awards will be based on the discretion of the Compensation Committee, subject to annual limits on the maximum awards that may be awarded to any individual as described above. Accordingly, future awards to be received by or allocated to particular individuals under the Long Term Incentive Plan are not presently determinable.
OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN
AS THE GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN.
ITEM 3 — RATIFICATION OF THE APPOINTMENT
OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our stockholders are being asked to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.
     The ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007 requires our receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. Abstentions and broker non-votes will not be counted as votes cast with respect to the proposal. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Group 1 and our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

VOTING OF SHARES COVERED BY PROXIES
     We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Messrs. Hesterberg and Rickel will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Hesterberg and Rickel were designated to be your proxies by our Board of Directors.
OTHER MATTERS
Expenses of Solicitation
     We engaged Mellon Investor Services, LLC to assist with the solicitation of proxies for a fee not to exceed $9,500 plus reimbursement for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees, but such persons will not receive any special compensation for such services. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our common stock. We will pay the entire cost of the solicitation.
Annual Report
     Our annual report, including our financial statements and the financial statement schedules, accompany this proxy statement. Our stockholders are referred to the annual report for financial and other information about us.
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Pursuant to the various rules promulgated by the Securities and Exchange Commission, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2008 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 18, 2007. No stockholder proposal was received for inclusion in this Proxy Statement.
     In addition to the requirements of the Securities and Exchange Commission described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the following notice procedures. A stockholder making a nomination for election to our Board of Directors or a proposal of business must deliver proper notice to our Corporate Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2007 Annual Meeting. For a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2008 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 17, 2008 and no later than March 8, 2008.
     For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Corporate Secretary. Such notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission rules or any other law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:
•	the name and address of the stockholder as it appears on our books;

•	the name and address of the beneficial owner, if any, as it appears on our books; and

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.
     If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year’s annual meeting. However, if we fail to make such an announcement, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Corporate Secretary at the address indicated on page 1 of this proxy statement not later than the close of business on the 10th day following the day on which the public announcement is first made.
     Detailed information for submitting stockholder proposals is available upon written request to our Corporate Secretary at 950 Echo Lane, Suite 100, Houston, Texas 77024. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2008 Annual Meeting of Stockholders.
By Order of the Board of Directors,
Darryl M. Burman
Vice President, General Counsel & Corporate Secretary
Houston, Texas
April 16, 2007

Exhibit A
GROUP 1 AUTOMOTIVE, INC.
2007 LONG TERM INCENTIVE PLAN
(As Amended and Restated Effective as of March 8, 2007)
I. PURPOSE OF THE PLAN
     The purpose of the GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN (the “Plan”) is to provide a means through which GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.
II. DEFINITIONS
     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
     (a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     (b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.
     (e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (f) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).
     (g) “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.
     (h) “Company” means Group 1 Automotive, Inc., a Delaware corporation.
     (i) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
     (j) “Corporate Change” shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.
     (k) “Director” means an individual who is a member of the Board.
     (l) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.
     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (n) “Fair Market Value” means, as of any specified date, (i) if the Common Shares are listed on a national securities exchange, the mean of the high and low sales prices of the Common Stock reported on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Shares are not so listed but are quoted on the Nasdaq National Market, the mean of the high and low sales prices of the Common Stock reported on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (iii) if the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.
     (o) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code
     (p) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
     (q) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
     (r) “Participant” means an employee, Consultant, or Director who has been granted an Award under the Plan.

     (s) “Performance Award” means an Award granted under Paragraph IX of the Plan.
     (t) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.
     (u) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.
     (v) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.
     (w) “Plan” means the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan, as amended from time to time.
     (x) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
     (y) “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.
     (z) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.
     (aa) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
     The Plan as set forth herein constitutes an amendment and restatement of the Group 1 Automotive, Inc. 1996 Stock Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each stock option granted under the Prior Plan prior to the effective date of this amendment and restatement shall be subject to the terms and provisions of the Prior Plan as in effect prior to this amendment and restatement of the Prior Plan into the Plan. This amendment and restatement of the Prior Plan shall be effective as of March 8, 2007 (which is the date of its adoption by the Board), provided that this amendment and restatement of the Prior Plan is approved by the shareholders of the Company at the Company’s 2007 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement of the Plan shall be void and of no effect and the Prior Plan shall continue in effect. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied or expired.

IV. ADMINISTRATION
     (a) Composition of Committee. The Plan shall be administered by the Board or a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).
     (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, Restricted Stock Award, or Bonus Stock Award, and the number of shares subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant. Grants of Awards to employees who are located in the United Kingdom shall be subject to the additional requirements and provisions of the United Kingdom Appendix to the Plan, a copy of which is attached hereto and which is incorporated herein by this reference.
     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.
V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;
GRANT OF AWARDS
     (a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 6,500,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding), (ii) the aggregate maximum number of shares of Common Stock that may be granted as Restricted Stock Awards, Phantom Stock Awards or Bonus Stock Awards during the term of the Plan may not exceed 2,500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding), and (iii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $7,500,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in clauses (i) and (iii) of the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.
     (b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
     (c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.
VI. ELIGIBILITY
     Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.
VII. STOCK OPTIONS
     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.
     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
     (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In no event shall a Stock Appreciation Right be exercisable after the expiration of 10 years from the date of grant. In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
     (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued, or separate electronic recordkeeping entries shall be maintained with respect to shares of Common Stock delivered electronically, by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
     (f) Restrictions on Repricing of Options and Stock Appreciation Rights. Except as provided in Paragraph XII, the Committee may not, without approval of the shareholders of the Company, amend any outstanding Option Agreement to lower the exercise price for Options or Stock Appreciation Rights granted under such agreement (or cancel and replace any outstanding Option Agreement with Option Agreements having lower exercise prices on Options or Stock Appreciation Rights granted under such agreement).
     (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.
     (h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
VIII. RESTRICTED STOCK AWARDS
     (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the profit margins of the Company or any business unit of the Company designated by the Committee, (8) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee or any component of such net income calculation (including but limited to sales, general and administrative expenses), (9) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (10) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (11) the economic value added, (12) the return on capital, assets, or stockholders’ equity achieved by the Company, or (13) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
     (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant or restricted shares of Common Stock electronically delivered to a brokerage account established in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate or unrestricted electronic delivery of the stock until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.
     (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     (d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award that is outstanding at the time of a Corporate Change and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.
     (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX. PERFORMANCE AWARDS
     (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.
     (b) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the profit margins of the Company or any business unit of the Company designated by the Committee, (8) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee or any component of such net income calculation (including but not limited to sales, general and administrative expenses), (9) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (10) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (11) the economic value added, (12) the return on capital, assets, or stockholders’ equity achieved by the Company, (13) the total stockholders’ return achieved by the Company, or (14) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period. The performance measures described in the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof.
     (c) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.
     (d) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the

Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.
     (e) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.
     (f) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.
X. PHANTOM STOCK AWARDS
     (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted.
     (b) Award Period; Acceleration. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant. In addition, Plan provisions to the contrary notwithstanding, except as otherwise provided by the Committee, in the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A(a)(2)(A)(v) of the Code and any regulations or administrative guidance issued thereunder, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Phantom Stock Awards as of a date, before or after such event, specified by the Committee, in which event the Committee shall thereupon cancel such Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount equal to the maximum value (which maximum value shall be determined based on the then Fair Market Value of the Common Stock) of such Participant’s Phantom Stock Awards. Any such payment may be made in cash, Common Stock, or a combination thereof as determined by the Committee in its sole discretion.
     (c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

     (d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.
     (e) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
     (f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.
XI. BONUS STOCK AWARDS
     Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.
XII. RECAPITALIZATION OR REORGANIZATION
     (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its or any of its Affiliates’ assets or business, or any other corporate act or proceeding.
     (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
     (c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease, or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash), and/or adjusting an Incentive Stock Option in a manner that causes such Option to no longer be qualified as an Incentive Stock Option, as determined by the Committee in its sole discretion.

     (d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
     (e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
     (f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.
     (g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XIII. AMENDMENT AND TERMINATION OF THE PLAN
     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).
XIV. MISCELLANEOUS
     (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant (in cash, Common Stock, other securities, Common Stock that would otherwise be issued pursuant to such Awards, other Awards or other property), Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
     (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee; provided, however, that in no event shall a transfer of an Award in exchange for consideration to be paid or provided to the holder of such Award (including, without limitation, a Participant) be approved by the Committee pursuant to this paragraph.
     (f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

GROUP 1 AUTOMOTIVE, INC. 2007 LONG TERM INCENTIVE PLAN
UNITED KINGDOM APPENDIX
(governing the grant of Awards to persons in the United Kingdom)
1	This United Kingdom Appendix constitutes the United Kingdom section of the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan and incorporates all the rules of the Plan subject to the modifications set out in this United Kingdom Appendix. All Awards granted to persons in the United Kingdom, and only such Awards, shall be subject to the provisions of this United Kingdom Appendix.

2	Words and expressions defined in the Plan shall have the same meanings when used in this United Kingdom Appendix except that the definition in Paragraph II(k) be amended as follows:
“(k)	“Director” means an individual who is a member of the Board other than a non-executive director.”
3	An Award may be granted only to an employee and/or an executive director of the Company or of any Affiliate (which for the avoidance of doubt shall exclude Consultants).

4	The word “Consultant” or “Consultants” in the Plan be deleted from Paragraphs I, IV(b), V(b), VI, VII(h), VIII(a) and (b).

5	The following two paragraphs be added to the end of Paragraph XIV(c):

“The Company or the Participant’s employing company may, without the need for authority or consent, withhold any amount and make any arrangement it considers necessary to meet any liability of the Participant to taxation or National Insurance (social security) in connection with the grant, exercise or cancellation of an Award.

The Participant may be required to agree to the transfer to him/her of any secondary National Insurance contributions for which the Company, the employing company or any other person (other than the Participant) is liable for as a consequence of the grant exercise, release or assignment of an Award.”

This Proxy, when properly executed, will be voted as directed herein by the undersigned. If no direction is given, this proxy will be voted “FOR” proposals 1, 2 and 3. The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.					Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

2.
Approval of an amendment and restatement to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan to (a) rename the plan as the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan, (b) increase the number of shares available for issuance under the plan from 5,500,000 to 6,500,000 shares, and (c) extend the duration of the plan to March 8, 2017.

1. Election of Directors					FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR all nominees (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐

Nominees: 01 John L. Adams 02 J. Terry Strange 03 Max P.Watson, Jr.			3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)			In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.	The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

				I will attend the meeting.			☐

Signature		Signature		Dated			, 2007
NOTE: You are requested to complete, date, sign and return this proxy promptly. All joint owners must sign. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner
as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/gpi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement
on the Internet at www.group1auto.com

GROUP 1 AUTOMOTIVE, INC.
950 ECHO LANE, SUITE 100
HOUSTON, TEXAS 77024

ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of Group 1 Automotive, Inc., a Delaware corporation (the “Company”), hereby appoints Earl J. Hesterberg, and John C. Rickel, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at JPMorgan Chase, 707 Travis, Mezzanine Level, Houston, Texas 77002, at 10:00 A.M., Central Time, on Thursday, May 17, 2007, and at any adjournment thereof.

(CONTINUED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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